TRANSFER AGENCY AGREEMENT

          Transfer Agency Agreement dated as of February 23, 2004 between MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at One Boston Place, Boston, Massachusetts 02108 (hereinafter referred to as the "Trust"), and DREYFUS TRANSFER, INC., a Maryland corporation, having its principal office and place of business at 200 Park Avenue, New York, New York 10166, and solely for purposes of Article XI hereof, MELLON BANK N.A., a national banking association.

                                   WITNESSETH:

          That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Whenever used in this Agreement, the following words and phrases shall have the following meanings:

          1. "Approved Institution" shall mean an entity so named in a Certificate. From time to time the Trust may amend a previously delivered Certificate by delivering to the Transfer Agent (as hereinafter defined) a Certificate naming an additional entity or deleting any entity named in a previously delivered Certificate.

          2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent by the Trust, which is signed by any Officer, as hereinafter defined, and actually received by the Transfer Agent.

          3. "Computer tape" shall include any tapes physically delivered, or electronic transmission inputted or transmitted via a remote terminal or other similar link, into a data processing, storage, or collection system, or similar system, utilized by the Transfer Agent. All computer tapes shall be compatible with either the Transfer Agent's tape layout package existing on the date of this Agreement, or such other format as may be developed pursuant to the software enhancement procedures (see Appendix C(2)).

          4. "Custodian" shall mean Mellon Bank, N.A., as custodian under the terms and conditions of the Custody Agreement between Mellon Bank, N.A. and the Trust, or its successor(s), or any other custodian appointed by the Trust.

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          5.   "Dreyfus" shall mean The Dreyfus Corporation and/or any presently existing or future subsidiary thereof (excluding the Transfer Agent), as the context requires.

          6. "Dreyfus-affiliated fund" shall mean any mutual fund sponsored, advised, sub-advised or administered by Dreyfus, or for which Dreyfus acts as the primary distributor.

          7. "Trust Business Day" shall be deemed to be each day on which the Trust is required to determine its net asset value, and any other day on which the Securities and Exchange Commission may require the Trust to be open for business.

          8. "Officer" shall be deemed to be the Trust's Chairman of the Board,the Trust's President, any Vice President of the Trust, the Trust's Secretary, the Trust's Treasurer, the Trust's Controller, any Assistant Controller of the Trust, any Assistant Treasurer of the Trust, any Assistant Secretary of the Trust, and any other person duly authorized by the Trust's Board to execute any Certificate, instruction, notice or other instrument on behalf of the Trust and named in the Certificate annexed hereto as Appendix A, as such Certificate may be amended from time to time.

          9. "Prospectus" shall mean the most current prospectus and statement of additional information for the relevant series of the Trust (each, a "Trust") with respect to which a registration statement under the Securities Act of 1933, as amended, has become effective.

          10. "Shares" shall mean all or any part of each class of shares of beneficial interest of each Trust listed in the Certificate annexed hereto as Appendix B, as it may be amended from time to time, which from time to time are authorized and/or issued by the Trust.

          11. "Transfer Agent" shall mean Dreyfus Transfer, Inc., as transfer agent, registrar and dividend disbursing agent under the terms and conditions of this Agreement, its permitted agent(s), sub-contractor(s), successor(s) or assign(s).

          12. Unless otherwise specified, "written" or "in writing" refers to an original, manually-signed document.

                                   ARTICLE II

                          APPOINTMENT OF TRANSFER AGENT

          1. The Trust hereby constitutes and appoints the Transfer Agent as transfer agent of all the Shares of the Trust and as dividend disbursing agent during the period of this Agreement.

          2. The Transfer Agent hereby accepts appointment as transfer agent and dividend disbursing agent and agrees to perform the duties thereof as hereinafter set forth, including those set forth on Appendices C(1) and C(2), and Exhibit 1 - "System Report Output," for the fees set forth therein.

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          3.   In connection with such appointment, the Trust shall deliver the following documents to the Transfer Agent:

               (a) A certified copy of the Trust's Agreement and Declaration of Trust and all amendments thereto;

               (b)  A certified copy of the By-Laws of the Trust;

               (c) A certified copy of a resolution of the Trust's Board appointing the Transfer Agent and authorizing the execution of this Transfer Agency Agreement;

               (d) A Certificate signed by the Secretary of the Trust specifying with respect to each class of Shares: the number of authorized Shares, and the number of such authorized Shares issued and currently outstanding, the names and specimen signatures of the Officers of the Trust, and the name and address of the legal counsel for the Trust;

               (e) Copies of the Trust's Registration Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, together with any applications filed in connection therewith;

               (f) Opinion of counsel for the Trust with respect to the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore); and

               (g) Such other documents as may reasonably be requested by the Transfer Agent in order for it to properly perform its duties under this Agreement.

                                   ARTICLE III

                     RECAPITALIZATION OR CAPITAL ADJUSTMENT

          Prior to the issuance of any additional Shares or reduction in the number outstanding pursuant to a stock split (including reverse stock split) or similar recapitalization event, the Trust shall deliver to the Transfer Agent a Board certified copy of the resolution adopted by the Trust and/or the shareholders of the Trust authorizing such action.

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

                                   ARTICLE IV
                  ISSUANCE, REDEMPTION, AND TRANSFER OF SHARES

          1. (a) The Transfer Agent shall accept with respect to the Trust's Shares on each Trust Business Day, at such times as are specified in the Prospectus and at such other times as are agreed upon from time to time by the Transfer Agent and the Trust, each (i) purchase order received from a purchaser, or shareholder, whether or not an Approved Institution, and (ii) redemption request either received from a shareholder or an Approved Institution, or contained in a Certificate, provided that such purchase order or redemption request, as the case may be, is in conformity with the Trust's purchase and redemption procedures described in the Prospectus.

               (b) The Transfer Agent also shall accept with respect to the Trust's Shares on each Trust Business Day, at such times as are specified in the Prospectus and at such other times as are agreed upon from time to time by the Transfer Agent and the Trust, a computer tape containing the information set forth in Section 1(a) which is furnished by or on behalf of any Approved Institution.

          2. On each Trust Business Day, the Transfer Agent shall, as of the time at which the Trust computes its net asset value, record the issuance to, and redemption from, the accounts specified in a purchase order, redemption request, or computer tape which, in accordance with the Prospectus, is effective on such Trust Business Day, the appropriate number of full and fractional Shares based on the net asset value per Share of such class specified in an advice or computer tape received on such Trust Business Day from the Trust. Notwithstanding the foregoing, if a redemption specified in a computer tape is for a dollar value or number of Shares in excess of the dollar value or number of Shares in the specified account, the Transfer Agent shall not record such redemption with respect to the available shares in the account in whole or part, and shall immediately orally advise the Approved Institution which supplied such tape of such discrepancy, with an advice in writing faxed to the Approved Institution on that same day and mailed to the Approved Institution on the following day.

          3. The Transfer Agent shall, as of each Trust Business Day specified in a Certificate or resolution described in paragraph 1 of succeeding Article V, record the issuance of Shares of a class, based on the net asset value per Share of such class specified in an advice or computer tape received from the Trust on such Trust Business Day, in connection with a reinvestment of a dividend or distribution on Shares of such class.

          4. On each Trust Business Day, the Transfer Agent shall supply the Trust as early as is reasonably practicable with a statement specifying with respect to the immediately preceding Trust Business Day: the total number of Shares of each class (including fractional Shares) issued and outstanding at the opening of business on such day; the total number of Shares of each class recorded by the Transfer Agent as having been issued on such day pursuant to preceding paragraph 2 of this Article; the total number of Shares of each class recorded by the Transfer Agent as having been redeemed on such day; the total number of Shares of each class, if

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any, recorded by the Transfer Agent as having been issued on such day pursuant to preceding paragraph 3 of this Article, and the total number of Shares of each class issued and outstanding as of the close of such business day.

          5. In connection with each purchase and each redemption of Shares, the Transfer Agent shall send such statements (i.e., confirmations and monthly or quarterly statements, as applicable) as are described in either of the Prospectus or this Agreement. In the event of conflicting language with respect to such statements, the Prospectus will control.

          6. As of each Trust Business Day, the Transfer Agent shall furnish, at the Trust's direction, an advice in writing or, if requested by the Trust, a computer tape, setting forth the number and dollar amount of Shares to be redeemed or purchased on such Trust Business Day in accordance with paragraph 2 of this Article.

          7. The Transfer Agent shall direct the Custodian to transfer moneys to the dividend disbursing/redemption payment account in connection with a redemption of Shares, and then shall cancel the redeemed Shares and after making appropriate deduction for any withholding of taxes required of it by applicable law (a) in the case of a redemption of Shares pursuant to a redemption described in preceding paragraph 1(a) of this Article, make payment in accordance with the Trust's redemption and payment procedures described in the Prospectus and the shareholder's instructions with respect thereto (so long as such instructions do not conflict with the Prospectus), and (b) in the case of a redemption of Shares pursuant to a computer tape described in preceding paragraph 1(b) of this Article, make payment by directing a federal funds wire order to the account previously designated by the Approved Institution specified in said computer tape.

          8. The Transfer Agent shall not be required to record the issuance of Shares after it has received from an Officer of the Trust or from an appropriate federal or state authority written notification that the sale of such Shares has been suspended or discontinued, nor shall it be required to record the redemption of any Shares after it has received written notification to such effect from an Officer of the Trust or from an appropriate federal authority. The Trust will supply to the Transfer Agent a Certificate listing the states in which the Trust's shares are qualified for sale, as amended from time to time, and the Transfer Agent will record the issuance of Shares only with respect to persons or entities having addresses in such States

          9. The Transfer Agent shall accept a computer tape which is furnished by or on behalf of any Approved Institution and is represented to be instructions with respect to the transfer of Shares from one account of such Approved Institution to another account of such Approved Institution, and shall effect the transfers specified in said computer tape.

          10. Shares will be transferred or redeemed upon presentation to the Transfer Agent of instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent reasonably deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes, if any. The Transfer Agent reserves the right to refuse to transfer or record the redemption of Shares until it is reasonably satisfied that the endorsement on the instructions is valid and genuine, and for that purpose it will require, unless otherwise instructed by an

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authorized Officer of the Trust, a guarantee of signature pursuant to standards and a program adopted in accordance with Rule 17Ad-15 under the Securities Exchange Act of 1934. The Transfer Agent also reserves the right to refuse to transfer or record the redemption of Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or record redemptions which the Transfer Agent, in its reasonable judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers or recording redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities.

          11. Notwithstanding any provision contained in this Agreement to the contrary, the Transfer Agent shall not be required or expected to obtain, as a condition to any transfer of any Shares pursuant to paragraph 9 of this Article, any documents, including, without limitation, any documents of the kind described in paragraph 10 of this Article, to evidence the authority of the person requesting the transfer or the redemption and/or the payment of any stock transfer taxes.

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                                    ARTICLE V

                           DIVIDENDS AND DISTRIBUTIONS

          1. The Trust shall advise the Transfer Agent, by Certificate or certified copy of a resolution of the Trust's Board, as to the following: (i) with respect to each class of Shares, the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Transfer Agent on such payment date, or (ii) whether the Trust has authorized the declaration of dividends and distributions on a daily or other periodic basis.

          2. Upon the payment date specified in paragraph 1 above, the Transfer Agent shall, in the case of a cash dividend or distribution, cause the Custodian to transfer to the dividend disbursing/redemption payment account an amount of cash, if any, sufficient for the Transfer Agent to make the payment, if any, to such Shareholders of record as of such payment date who have not elected to reinvest such dividend or distribution in shares of the Trust. The Transfer Agent will, upon the transfer of any such cash, make payment of such cash dividends or distributions to such Shareholders of record as of the record date by: (i) mailing a check, payable to the registered shareholder or other properly authorized payee, to the address of record or dividend mailing address, or (ii) wiring such amounts, or transferring such amounts through the Automated Clearing House, to the accounts previously designated by an Approved Institution, as the case may be. If the Custodian shall not transfer sufficient cash to enable the Transfer Agent to make payments of any cash dividend or distribution on the payable date to all shareholders of record of the Trust as of the record date, the Transfer Agent shall immediately so notify the Trust, and only after such notification may withhold payment to all shareholders of record as of the record date until sufficient cash is provided.

          3. It is understood that the Transfer Agent shall file timely such appropriate information returns concerning the payment of dividends and other distributions with the proper federal, state and local authorities as are required by law to be filed by the Trust and shall be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders to the extent required of it by applicable law or as agreed between the Transfer Agent and the Trust.

                                   ARTICLE VI
                               CONCERNING THE FUND

          1. The Trust shall deliver to the Transfer Agent written notice of any change in the Officers authorized to sign Certificates, notifications or requests, together with a specimen signature of each new Officer.

          2. Each copy of the charter documents of the Trust and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of organization. Each copy of the By-Laws and copies of all amendments thereto, and

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

copies of resolutions of the Trust's Board, shall be certified by the Secretary or Assistant Secretary of the Trust under its corporate seal, if any.

                                   ARTICLE VII
                          CONCERNING THE TRANSFER AGENT

          1. The Transfer Agent shall keep such records as are specified in Appendix C(1) hereto in the form and manner, and for such period, as are required by the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the Investment Company Act of 1940, as amended from time to time. The records specified in Appendix C(1) hereto maintained by the Transfer Agent pursuant to this paragraph 1 shall be considered to be the property of the Trust and the Transfer Agent shall make such records available promptly upon request for inspection by representatives of the Trust's auditors and legal counsel, employees of the Trust, officers of the Trust and employees of Dreyfus or any of its affiliates designated by the Trust, and such records shall be delivered to the Trust (or a designated successor transfer agent) upon request and in any event upon the date of termination of this Agreement, in all forms and manner kept by the Transfer Agent on such date of termination or such earlier date as may be requested by the Trust. By way of illustration only, and in no way limiting the generality of the foregoing provisions, if the Transfer Agent or its agent captures signatures from Trust applications for the purpose of verifying signatures on redemption checks, the captured signatures (representations of the shareholder's signature which are relied upon to verify signatures) are considered to be the property of the Trust in all forms maintained. In addition, account history data or other account information maintained on microfiche, microfilm, hard copy or other format, are all considered to be property of the Trust. The Trust will pay the Transfer Agent's reasonable out-of-pocket expenses for handling and delivering records to the Trust (or a designated successor transfer agent) pursuant to this paragraph, but will not be charged any amount for the compilation of such records.

          Inspections of records hereunder shall take place only during business hours, and upon not less than one business day's prior notice to the Transfer Agent.

          2. The Transfer Agent may, upon written approval of the Trust, employ agents, sub-contractors or attorneys-in-fact. The Transfer Agent shall have with respect to the actions or omissions to act of each such agent, sub-contractor or attorney-in-fact the same rights, duties, and responsibilities as the Transfer Agent would have had if any such actions or omissions to act were the action or omission to act of the Transfer Agent or any officer or employee of the Transfer Agent. By executing this Agreement, the Trust gives its approval to the utilization of DST Systems, Inc. ("DST"), and its permitted successors and assigns, as sub-contractor for the performance of any or all of the services required to be performed by the Transfer Agent hereunder.

          3. The Transfer Agent will issue and mail subscription warrants for the Shares; Shares representing dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Transfer Agent reasonably may deem necessary.

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

          4. The Transfer Agent will supply shareholder lists to the Trust from time to time, at no cost to the Trust, upon receiving a request therefore from an Officer of the Trust.

          5. At the request of an Officer, the Transfer Agent will address and mail such appropriate notices to shareholders as the Trust may direct.

          6. Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

               (a) The legality of the issue or sale of any Shares to, the sufficiency of the amount to be received therefore from, or the authority of, any Approved Institution or the Trust, as the case may be, to request such sale or issuance;

               (b) The legality of a transfer or redemption of Shares requested by, or the propriety of the amount to be paid therefor by, or the authority of any Approved Institution or the Trust, as the case may be, to request, such transfer or redemption;

               (c) The legality of the declaration of any dividend by the Trust, or the legality of the issuance of any Shares in payment of any stock dividend; or

               (d) The legality of any recapitalization or readjustment of the Shares.

          7. The Transfer Agent shall be entitled to receive and the Trust hereby agrees to pay to the Transfer Agent for its performance hereunder, including its performance of the duties and functions set forth in the Appendices hereto, the amounts set forth therein, as amended from time to time.

          8. The Transfer Agent will at all times during the term of this Agreement be insured under a professional liability policy providing errors and omissions coverage in the amount of at least $5 million issued by a qualified insurance carrier with a Best's rating of 'A' or better if such policy is available on commercially reasonable terms.

          9. The Transfer Agent will not give any other organization or mutual fund, whether or not affiliated with the Transfer Agent, any preference in supplying any material service to be provided hereunder.

                                  ARTICLE VIII
                         ANTI-MONEY LAUNDERING SERVICES

          1. The Trust has adopted policies and procedures designed to prevent and detect money laundering which comply with the anti-money laundering requirements of the USA PATRIOT Act and the rules and regulations promulgated thereunder (the "AML Program) The Trust hereby directs the Transfer Agent to perform those aspects of the AML Program and such other duties that are set forth on Exhibit H hereto. The duties set forth on Exhibit H may be amended, from time to time, by mutual agreement of the Trust and the Transfer Agent upon execution by both parties of a revised Exhibit H bearing a later date than the date indicated thereon.

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

          2. The Transfer Agent shall perform the duties set forth on Exhibit H, or shall cause DST Systems, Inc. and/or its affiliate, Boston Financial Data Services, Inc. ("BFDS"), to perform any or all of the services required to be performed by the Transfer Agent pursuant to Exhibit H. Notwithstanding any provision to the contrary in Article VII, Section 2 regarding the delegation of duties, the Trust hereby agrees and acknowledges that the Transfer Agent may delegate its duties with respect to Exhibit H only to DST and/or BFDS.

          3. The Transfer Agent hereby consents, and shall cause DST and/or BFDS to consent, to the examination and/or inspection by federal regulators, the Trust's internal or external auditors, the Trust and the Trust's investment advisers or their designees, to evaluate the Trust's compliance with the USA PATRIOT Act and related rules and regulations and the Transfer Agent agrees to cooperate with such examiners in connection with their review. For purposes of such examination or inspection, the Transfer Agent shall use its best efforts to make available, or cause DST and/or BFDS to make available on similar terms, during normal business hours, all required records and information for review by such examiners.

          4. In connection with its duties set forth on Exhibit H and with respect to the Shares for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall maintain all records required to be maintained by the Trust under the USA PATRIOT Act and the rules and regulations promulgated thereunder for the time periods required by such Act or rules or regulations.

          5. The Trust acknowledges and agrees that the Transfer Agent is agreeing to perform only those aspects of the AML Program that have been expressly set forth herein and is not undertaking and shall not be responsible for any other aspect of the Trust's AML Program or for the overall compliance by the Trust with the USA PATRIOT Act or the rules and regulations promulgated thereunder.

                                   ARTICLE IX

                                   TERMINATION

          This Agreement shall continue until terminated as provided hereafter. Each of the rights of termination provided in this Article is separable and independent, and a party's ability or inability to terminate this Agreement under one of such provisions shall not, by itself, preclude such party from exercising any other of such provisions.

          1. The Trust may terminate this Agreement in accordance with the provisions of Appendix D hereto.

          2. The Trust may terminate this Agreement immediately if the Transfer Agent shall fail to perform the transfer agency services provided for hereunder in any material respect, and such failure shall continue to be unremedied for a period of forty-five (45) days after receipt of written notice from the Trust specifying the failure and demanding that the same be remedied, except for such failures which by their nature require a longer period to effect a cure.

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With respect to those failures, the Transfer Agent must commence cure immediately and continue to work diligently until such cure is effected. The Transfer Agent will in all cases notify the Trust promptly once a cure is effected. The Transfer Agent's right to cure a failure to provide transfer agency services pursuant to this paragraph will not be available, and the Trust will therefore have the right to immediately terminate this Agreement, with respect to a second failure to provide the same or substantially similar services within any six month period after notice of the cure of the initial failure.

          3. The Trust may terminate this Agreement immediately, and at any point during a period of two years thereafter, if: (a) the Transfer Agent is adjudicated insolvent or bankrupt or ceases to do business, is unable or admits in writing its inability to pay all debts as they mature or make a general assignment for the benefit of, or enters into a composition or arrangement with, creditors; (b) all or a substantial part of the property of the Transfer Agent is sequestered by court order and such order remains in effect for more than thirty (30) days; (c) the Transfer Agent authorizes, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or has such proceedings seeking such appointment commenced against it which are not terminated within thirty (30) days of such commencement; or (d) the Transfer Agent files a voluntary petition under the reorganization or arrangement provisions of the laws of the United States pertaining to bankruptcy or any similar law of any jurisdiction, or has proceedings under any law instituted against it, which are not terminated within thirty (30) days of such commencement.

          4. The Transfer Agent may, at any time, give the Trust written notice of the proposed acquisition of the Transfer Agent (or substantially all of its assets) or of any entity (or substantially all of its assets), which controls, directly or indirectly, the Transfer Agent, by an unaffiliated third party which, directly or indirectly, neither controls, is controlled by or is under common control with, the Transfer Agent. The Trust may, in its sole discretion, and at any time within the sixty (60) days following receipt of such notice from the Transfer Agent, give to the Transfer Agent the Trust's written consent to such acquisition. In the event of any such acquisition of the Transfer Agent of which the Trust was not given notice, or to which the Trust did not consent in writing, the Trust may at any time thereafter terminate this Agreement upon one day's notice. No consent of the Trust will be required for the acquisition of the Transfer Agent, or substantially all of its assets, by any entity which now or in the future controls, is controlled by or is under common control with the Transfer Agent.

          5. The Trust may terminate this Agreement, upon six months prior written notice to the Transfer Agent (unless the date of this Agreement is less than six months prior to the effective termination date of which the Transfer Agent has been given notice by the other Dreyfus-affiliated funds pursuant to their respective transfer agency agreements).

          6. The Transfer Agent may terminate this Agreement by giving the Trust notice in writing specifying the date of such termination, which shall be not less than twenty-four months after the date of receipt of such notice. If the Transfer Agent gives such notice, the Trust will have the option to extend such proposed termination date by an additional six months. The Trust may exercise this option by giving notice thereof to the Transfer Agent in writing no less than three months prior to the Transfer Agent's originally proposed termination date

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          7.   In the event notice of termination is given by the Trust, it shall be accompanied by a copy of a resolution of the Trust's Board, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and specifying the date of termination. The Trust shall designate a successor transfer agent or transfer agents prior to the date of termination specified in such notice. In the event notice of termination is given by the Transfer Agent, the Trust shall, on or before the termination date, deliver to the Transfer Agent a copy of a resolution of its Board certified by the Secretary or any Assistant Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Trust, the Transfer Agent may designate a successor transfer agent. If the Trust fails to designate a successor transfer agent and if the Transfer Agent is unable to find a successor transfer agent, the Trust shall, upon the date specified in the notice of termination of this Agreement and delivery of the records required to be maintained hereunder, be deemed to be its own transfer agent and the Transfer Agent shall thereby be relieved of all further duties and responsibilities pursuant to this Agreement.

          8. Anything in this Agreement to the contrary notwithstanding, any liability of the Transfer Agent to the Trust arising out of and during the term of this Agreement, or the period of confidentiality provided for in paragraph 7 of Article XIII, shall survive the termination of this Agreement for a period of six years and, with respect to the provisions of paragraph 7 of Article XIII, shall survive the period of such confidentiality for a period of six years, regardless of whether such respective liability is discovered prior to such termination or prior to the end of such period.

                                    ARTICLE X

                            CASH MANAGEMENT SERVICES

          Except as provided herein or otherwise agreed to in writing between the parties, the cash management services set forth in Appendix E shall be provided by Mellon Bank, N.A (in such capacity, the "Cash Manager"). During the term of such agreement, the Transfer Agent will interface with the Cash Manager in all respects as are reasonably necessary for the provision of such cash management services to the Trust.

                                   ARTICLE XI

                                      FEES

          The fees to be paid to the Transfer Agent pursuant to this Agreement shall be paid on behalf of the Trust by Mellon Bank, N.A. ("Mellon") out of its own assets. The Trust shall not be responsible for paying any fees to the Transfer Agent pursuant to this Agreement irrespective of whether Mellon has failed to pay any fees due hereunder to the Transfer Agent. The fees shall be earned by the Transfer Agent, and Mellon will be liable for the payment thereof, only beginning on the later of the date of this Agreement or the date the Transfer Agent first provides the transfer agency functions contemplated hereby.

          The Transfer Agent's fees hereunder (except those fees provided for under "Benefit Plans" on page C(1)-12 hereof, which are not subject to any change, except as may be mutually agreed) will be subject to an annual percentage increase or decrease based upon the numerically smaller of: (a) seventy-five percent (75%) of the percentage change, for the immediately preceding year, in the Bureau of Labor Statistics "Consumer Price Index for all Urban Consumers: U.S. City Average by Expenditure Category and Service Group - Services (less rent)" (the "CPI") or any successor index, or (b) seven percent (7%). Any such increase or decrease will, however, be subject to the following:
(i) a decrease in fees shall only occur when the CPI has decreased for two consecutive years and will then be based upon the decrease for the second year, e.g. if 75% of the CPI's decrease equals 4% in year four and 8% in year five, the fees to be paid hereunder would not otherwise change in year five, and would decrease by 7% in year six, and (ii) all fees to be paid to the Transfer Agent hereunder, whether for services currently enumerated or added in the future, will at all times be at a rate no greater than the fees charged to any other mutual fund by the Transfer Agent for substantially equivalent services, after adjusting for any float benefits to put such fees on a comparable basis for the purposes of this calculation. The Transfer Agent will deliver to the Trust, on an annual basis within thirty (30) days after the end of each year, a statement signed by the president or chief financial officer of the Transfer Agent, confirming the Trust's "most favored customer" status. The Trust shall have the right, at its option, to request the Transfer Agent's independent auditors to independently confirm such status of the Trust. In connection therewith, the Transfer Agent shall give its independent auditors full and unimpeded access to the information and documents deemed by such auditors to be necessary for the accomplishment of such audit. The Transfer Agent and Mellon will each pay one-half of the cost of such audit.

                                   ARTICLE XII

                             LIABILITY AND INDEMNITY

          1. The Transfer Agent shall be liable hereunder for any loss, cost, expense or damage, including reasonable counsel fees, which result from the acts or omissions to act of the Transfer Agent, its agents or attorneys-in-fact, in breach of this Agreement or when such acts or omissions to act constitute negligence, bad faith or willful misconduct.

          2. So long as the Transfer Agent has acted or omitted to act in good faith, without negligence or willful misconduct, the Trust shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in connection with its duties under this Agreement and in reliance upon or pursuant to: (i) any provision of this Agreement; (ii) the Prospectus; (iii) any instruction or order including, without limitation, any computer tape received by the Transfer Agent from an Approved Institution; (iv) any instrument or order reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Trust; (v) any Certificate or other instructions of an Officer, or resolution of the Trust's Board; or

(vi) any opinion of legal counsel for the Trust. The Transfer Agent will notify the Trust prior to incurring any expense (including attorney's fees) in connection with any claim, demand or liability for which it may seek indemnification from the Trust hereunder. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, and in such case, such defense will be conducted by counsel of good standing chosen by the Trust and approved by the Transfer Agent, such approval not to be unreasonably withheld. The Trust will not settle any such action without the prior written consent of the Transfer Agent, if such settlement would require the Transfer Agent to perform any action or incur any liability not otherwise required by this Agreement. The Transfer Agent will not, without the Trust's prior written consent, settle any claim, demand or liability for which the Trust will be asked for indemnification hereunder. The Trust's indemnity of the Transfer Agent hereunder will survive termination of this Agreement for a period of six years and, with respect to the provisions of paragraph 7 of Article XIII, for a period of six years after the end of the period of confidentiality provided thereunder.

          3. The Trust shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person in connection with the genuineness of a Share Certificate or the form and amount of authorized Shares, provided the Transfer Agent has acted in good faith and without negligence or willful misconduct.

          4. At any time the Transfer Agent may apply to an Officer of the Trust for written instructions with respect to any matter arising in connection with the Transfer Agent's duties and obligations under this Agreement, and the Transfer Agent shall not be liable for any action taken or omitted by it in good in accordance with such written instructions.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          1. The Trust, representatives of the Trust's auditors and legal counsel, and employees, and officers of the Trust or other persons designated by the Trust shall have the right from time to time to perform on-site audits at the facility of the Transfer Agent which do not result in an unreasonable disruption of the business of the Transfer Agent, such audits to include, but not be limited to, monitoring phone conversations (to the extent permitted by law) and reviewing correspondence and operating procedures as they relate to the provision of services under this Agreement. On-site audits are intended to permit the Trust, among other things, to assure itself that the Transfer Agent's system of internal accounting controls is adequate and shall be conducted in accordance with an audit program, the scope and frequency of which shall be agreed upon from time to time in good faith by the parties. Visits to the Transfer Agent's facility may take place only during business hours and upon request given to the Transfer Agent not less than one business day prior to the proposed date of audit, unless such notice is inconsistent with the objectives of the audit program. The Trust and such persons also may obtain a reasonable number of copies of records and accounts directly related to the services to be supplied hereunder by the Transfer Agent.

          The Transfer Agent shall provide the Trust with a report, which includes control objectives, in accordance with Statement on Auditing Standards No. 44, Paragraphs Nos. 42 through 46, "Special Purpose Reports on Internal Accounting Control at Service Organizations," as amended or replaced from time to time, issued by the American Institute of Certified Public Accountants, on the Transfer Agent's system of internal controls with respect to its shareowner accounting system. The report shall be prepared by the Transfer Agent's auditing firm annually, on or before February 28 for the prior year ended December 31.

          The Transfer Agent shall provide the Trust with an updated semi-annual review report on the Transfer Agent's system of internal controls with respect to its shareowner accounting system. The semi-annual report shall be prepared by the Transfer Agent's independent auditing firm within 30 days after the close of each semi-annual period.

          2. During the term of this Agreement, at no additional cost to the Trust, the Transfer Agent shall provide back-up facilities to the data center or centers used by the Transfer Agent to provide transfer agency services to the Trust (collectively, the "Back-Up Facility") capable of supplying the transfer agency services specified herein to the Trust in case of damage to the primary facility providing those services. The back-up to the data center operations facility will have no other function that could not be suspended immediately for an indefinite period of time to allow the facility to function as a back-up facility. Transfer to the Back-Up Facility shall commence immediately after the primary facility fails to provide the transfer agency services described herein for 24 consecutive hours. Transfer shall be completed within an additional 24 hours after failure to the primary facility. If the Transfer Agent determines, prior to the expiration of the initial 24 hour period, that the primary facility will be unable to resume providing such transfer agency services prior to the end of such period, transfer to the Back-Up Facility shall commence at the time of such determination. Within forty eight hours after failure of the primary facility, the Transfer Agent will perform its services from the Backup Facility to 100% of all financial transactions and advice and, within two weeks, to at least 80% of each of the other service level objectives defined in Appendix D. The Trust shall bear no costs related to such transfer. Once the primary facility has recovered, it shall again provide the transfer agency services to the Trust with no loss of time and at no additional cost to the Trust. The Transfer Agent shall use reasonable efforts to provide the services described in this Agreement from the Back-Up Facility at service levels described in Appendix
D. Notwithstanding the foregoing, the parties agree that for a period of six months from the date of transfer to the Back-Up Facility or such shorter period ending on the date the primary facility is able to provide service, if the primary facility is so able prior to the expiration of such six-month period (the "Back-Up Period"), the "Fee Credits" (and only the "Fee Credits") described in said Appendix D shall be suspended for those services provided from the Back-Up Facility during that period; provided, however, that the Fee Credit provisions of said Appendix D shall not be so suspended unless the transfer to the Back-Up Facility shall have occurred by reason of Causes (as defined in said Appendix D), other than a Cause described in clause (c) of the penultimate paragraph under the caption "General" in Appendix D (a "Clause (c) Cause"). If providing service from the Back-Up Facility continues for longer than the Back-Up Period referred to above, or at any time when such services are again provided from the primary facility, all terms and conditions of Appendix D shall be reinstated in full force and effect. The Transfer Agent shall act to have the primary facility restored as promptly as is reasonably practicable. The Transfer Agent shall not be excused from the performance of its obligations under this Agreement pursuant to the provisions of the penultimate paragraph under the caption "General" in Appendix D unless the primary facility is rendered incapable of providing the transfer agency services as a result of Causes, other than a Clause (c) Cause, and the Back-Up Facility is subject to any Cause, including a Clause (c) Cause, and then shall be excused only to the extent set forth in such paragraph. The Transfer Agent shall also demonstrate its ability to effect a transfer to and provide adequate services from a backup facility by developing, maintaining and testing "Disaster Recovery procedures" for both its data center operations facility and transfer agent operations facility. Plans should be provided to the Trust in written form annually and should be updated at regular intervals to incorporate changes in regular operating procedures. The Data Center recovery plans and transfer agent operations recovery plan should be tested annually with the Trust participating to test its interaction (i.e., data communication, voice communication, etc.) with the backup facilities as specified in Service Level Agreement #13 - 'Annual Disaster Recovery Tests', in Appendix D.

          3. The Transfer Agent agrees to comply with (including, without limitation, maintaining its software in compliance with) all laws, rules and regulations relevant and material to the performance of its duties hereunder and shall be liable for its failure to do so only to the extent such failure constitutes negligence, lack of good faith or willful misconduct.

          4. Upon written request of the Trust, but not more frequently than once in any twelve (12) month period, the parties shall select a third party (the "Third Party Auditor") to review all documentation (user and technical) for the computer software system utilized by the Transfer Agent to provide the transfer agency services to be provided hereunder (the "System") to determine whether the documentation sufficiently reflects the System, can be used by third parties to independently operate and maintain the System, and that the documentation is adequate for its purposes consistent with general industry standards. Compensation and expenses of the Third Party Auditor shall be paid equally by the parties. The Third Party Auditor shall submit a report in writing to both parties as promptly as possible. Both parties shall cooperate fully with the Third Party Auditor, including permitting full access to the System, including all documentation, personnel and source code, subject to the Third Party Auditor signing a reasonable confidentiality agreement containing provisions similar to those contained in paragraph 7 of this Article. The Transfer Agent shall promptly correct any defects in the documentation determined to exist by the Third Party Auditor to the satisfaction of the Third Party Auditor. When the Third Party Auditor is satisfied that the documentation meets the foregoing requirements, it shall so notify both parties in writing.

          5. The Trust agrees that prior to effecting any change in the Prospectus (other than changes required by applicable law or regulation) which would increase or alter the duties and obligations of the Transfer Agent hereunder, it shall advise the Transfer Agent of such proposed change at least 30 days prior to the intended date of the same, if reasonably practicable, and shall proceed with such change only if it shall have received the consent of the Transfer Agent thereto, and the Transfer Agent shall not unreasonably withhold such consent. In connection with any such increase or alteration of the duties and obligations of the Transfer

Agent hereunder, the Transfer Agent shall receive such additional charges as the parties may mutually agree.

          6. Unless otherwise specified, any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto shall be sufficiently given when delivered by express mail service such as Federal Express or by registered or certified mail (return receipt requested) or by hand to the following persons at the following addresses:

               If to the Trust:

                              One Boston Place
                              Boston, Massachusetts 02108
                              Attention: President

               If to the Transfer Agent:

                              200 Park Avenue
                              New York, New York 10166
                              Attention: President

               with a copy to:

                              The Dreyfus Corporation
                              200 Park Avenue
                              New York, New York 10166
                              Attention:  General Counsel

or to such other person or address as shall have been specified in writing by the party to whom such notice is to be given.

          7. The Trust's records, including all those maintained hereunder by the Transfer Agent, whether in magnetic media, hard copy, film form or other format, shall be the Trust's property for all purposes and the Transfer Agent shall treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust and its shareholders which is not independently available to the Transfer Agent or in the public domain and, in the case of a shareholder list, in the same format, and shall have no interest therein and shall use such records only in connection with the performance of its duties hereunder and for no other purpose. The Transfer Agent's documentation, system specifications and other information relating to the Transfer Agent's computer software system to provide transfer agency services to mutual funds shall be the Transfer Agent's property for all purposes, and the Trust shall treat confidentially and as proprietary information of the Transfer Agent all such documentation, system specifications and other information which is not independently available to the Trust or in the public domain. The Trust shall treat confidentially and as proprietary information of any sub-contractor employed by the Transfer Agent pursuant to paragraph 2 of Article VII of this Agreement all documentation, system specifications and other information which is not independently available to the Trust or in the public domain relating to the sub-contractor's computer software system to provide transfer agency services to mutual funds and the same shall be the property of such sub-contractor. Both parties agree to take such precautions with respect to all such information and data, including information and data of any sub-contractor employed by the Transfer Agent, that they take to guard the secrecy and confidentiality of their own most confidential information and data. In particular, each party agrees with respect to such information and data, and any information and data of any sub-contractor employed by the Transfer Agent:

               (a) that all information and data so acquired by it or its employees, agents or contractors under this Agreement, or in contemplation thereof, shall be and shall remain the other party's exclusive property;

               (b) to inform its employees, agents or contractors engaged in handling such information and data of the confidential character of such information and data;

               (c) to limit access to such information and data to authorized employees, agents or contractors of the Transfer Agent and the Trust who have a need to know and use such information and data in connection with this Agreement and the services to be supplied hereunder;

               (d) to keep, and have their employees, agents and contractors keep, any and all such information and data confidential;

               (e) not to copy or publish or disclose such information and data to others or authorize their employees, agents, contractors or anyone else, to copy or publish or disclose such information and data to others without the other party's written approval except if required by a State or Federal court or agency and in such an event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law; and

               (f) that upon termination of this Agreement: (i) all records and other confidential information of the Trust in the possession of the Transfer Agent shall be returned to the Trust (or designated successor transfer agent) as provided in paragraph 1 of Article VII, and (ii) all records and other confidential information of the Transfer Agent in the possession of the Trust shall be destroyed or, upon the written request and at the expense of the Transfer Agent, returned to the Transfer Agent.

          The confidentiality provisions noted above will survive termination of this Agreement for a period of 20 years.

          The parties further agree that this Agreement will be considered confidential during the term of its existence, that access to it will be limited to those employees, agents, contractors or other persons who have a need to know of or utilize the Agreement (including, without being limited to, the Trust's Board and the auditors and/or counsel to the Transfer Agent, the Trust and Dreyfus), and that neither party will otherwise publish or disclose the Agreement to others without the other party's written approval except if required by a State or Federal court or agency, and in such event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law.

          8. The Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement. If any of the provisions of this Agreement conflict with the provisions of Appendices hereto, such Appendices shall control.

          9. No right or remedy available to any party at law or in equity is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          10. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assigned, by operation of law or otherwise, by either party without the written consent of the non-assigning party.

          11. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws. Each party hereto submits and consents to the exclusive jurisdiction of the State and Federal courts sitting in the State of New York, New York County, in any action arising out of or connected in any way with this Agreement. This provision shall have no effect if its implementation would be to deny a party the right to maintain an action in respect of this Agreement. Each party agrees that the service of process or of any other papers upon any of them by certified mail at their respective address set forth herein shall be deemed good, proper and effective service and hereby expressly waives any defense based on lack of personal jurisdiction for any such purpose.

          12. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

          13. The provisions of this Agreement are intended to benefit only the Transfer Agent and the Trust, and their respective permitted agents, successors and assigns.

          14. The relationship between the parties hereto shall be that of independent contractors and not partners or co-venturers, and neither party shall hold itself out as an agent of the other with the authority to bind the other.

          15. The Trust will not use the Transfer Agent's name, or the name of any sub-contractor employed by the Transfer Agent pursuant to paragraph 2 of
Article VII, in any Prospectus, sales literature or other material relating to the Trust in a manner not approved by the Transfer Agent in writing before such use, provided, however, that the Transfer Agent hereby consents, and undertakes to secure the consent of any sub-contractor employed by the Transfer Agent (without the necessity of the Trust doing any additional acts) to all uses of the name of the Transfer Agent or sub-contractor, respectively, which merely refer in accurate terms to the Transfer Agent's appointments hereunder, or the appointment of any sub-contractor by the

Transfer Agent, or which are required by the Securities and Exchange Commission or a state securities commission and, provided further, that in no case will the Transfer Agent unreasonably withhold or delay such approval, and the Transfer Agent undertakes to ensure that any sub-contractor employed by the Transfer Agent will not unreasonably withhold or delay such approval. The Transfer Agent will not use the Trust's name, nor that of its adviser, sub-adviser, administrator or distributor, without the prior written consent of such respective entity (such approval not to be unreasonably withheld), except as may reasonably be necessary for the performance of the Transfer Agent's duties under this Agreement.

          16. In case any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby insofar as possible and reasonable.

          17. Each of the parties hereto warrants to the other that it is validly organized and in good standing in the state of its organization, that it has the right and authority under its organizing documents to enter into this Agreement and perform the duties or assume the responsibilities required hereunder, and that its entry into this Agreement, performance of the duties or assumption of the responsibilities hereunder is not prohibited by any applicable law, rule or regulation, nor will it violate any other agreement to which such party is now or shall become a party.

          18. All times of day referred to in this Agreement shall be New York time.

          19. Except as otherwise provided hereafter, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitrators, one to be chosen by each party and a third to be chosen by the said two arbitrators before entering upon arbitration. If one of the parties fails to appoint an arbitrator within 30 days of notice by the other party that it has chosen arbitration, or if the two appointed arbitrators are unable to agree on the choice of a third within 30 days of their appointment, then the American Arbitration Association shall be requested to make such selection. If the American Arbitration Association fails within ten days of such request to make such selection, then either party, upon notice to the other, may apply to the Supreme Court, New York County for such selection (or any other court having complete power and jurisdiction to entertain the application and make the appointment). Each arbitrator chosen or appointed pursuant to this paragraph shall be a disinterested person having at least ten years experience in the County of New York in a calling connected with the dispute. The arbitrators' decision will be final and binding upon both parties, and judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof.

          Each party recognizes that the property and proprietary information of the other is unique, and that the other party cannot be fully compensated by money damages and would be irreparably harmed by the disclosure of its confidential information and data in violation of the provisions of paragraph 7 of this Article. The parties therefore agree that each may seek immediate relief at equity for any failure to comply with paragraph 7 of this Article, in addition to any other remedies such party may have in law or in equity.

          20. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them relating to the subject matter hereof. Neither party shall be bound by any condition, definition, warranty or representation, other than as set forth or provided in this Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party to be bound thereby.

          21. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his/her capacity as an officer of the Trust. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any Board member, officer or shareholder of the Trust individually.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their respective seals, if any, to be hereunto affixed, as of the day and year first above written.

                                        DREYFUS TRANSFER, INC.
WITNESS:
                                        By:  /S/ PATRICK SYNAN
                                             ------------------
/S/ JOSEPH CONNOLLY
-------------------

                                        MELLON INSTITUTIONAL FUNDS
                                             INVESTMENT TRUST
WITNESS:
                                        By:  /S/ PATRICK M. SHEPPARD
                                             -----------------------
/S/ BARBARA A. MCCANN
---------------------

Mellon Bank N.A. hereby agrees to pay the fees of the Transfer Agent as provided in Article XI.

                                        MELLON BANK N.A.
WITNESS:
                                        By:  /S/ CHRISTOPHER HEALY
/S/ CANDICE WALKER
------------------

                   MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX A

          I, ________________, Secretary of MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST (the "Trust"), do hereby certify that the following individuals,* whose specimen signatures appear opposite their names below, have been duly authorized by the Board members of the Trust to execute any Certificate, instruction, notice or other instrument in connection herewith, including any amendment to Appendix B hereto, or to give oral instructions on behalf of the Trust:

Denise Kneeland

                                        ----------------------------------------
Steven Anderson
                                        ----------------------------------------
Cara Hultgren
                                        ----------------------------------------
Amanda Teal
                                        ----------------------------------------

                                        Secretary
----------
* Two (2) signatures required.

                   MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX B

     I, _________, Secretary of MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST,

a business trust organized and existing under the laws of The Commonwealth of

Massachusetts (the "Trust"), do hereby certify that the only classes of shares of the series issued and/or authorized by the Trust as of the date of this

Transfer Agency Agreement are shares of beneficial interest, $.01 par value, as follows:

     MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

          The Boston Company International Core Equity Fund
          The Boston Company International Small Cap Fund
          The Boston Company Large Cap Core Fund
          The Boston Company Small Cap Growth Fund
          The Boston Company Small Capitalization Equity Fund
          The Boston Company Small Cap Value Fund
          The Boston Company Tax Sensitive Small Cap Equity Fund

          Standish Mellon Intermediate Tax Exempt Bond Fund
          Standish Mellon International Fixed Income Fund
          Standish Mellon International Fixed Income Fund II
          Standish Mellon Investment Grade Bond Fund
          Standish Mellon Fixed Income Fund
          Standish Mellon Global Fixed Income Fund
          Standish Mellon High Yield Bond Fund
          Standish Mellon Opportunistic Emerging Market Debt Fund
          Standish Mellon Opportunistic High Yield Fund
          Standish Mellon Massachusetts Intermediate Tax Exempt Bond Fund Standish Mellon Short-Term Asset Reserve Fund
          Standish Mellon Short-Term Fixed Income Fund

                                        ----------------------------------------

                                        Secretary

                                 APPENDIX C (1)

                  ANNUAL PER-ACCOUNT FEE AND SERVICES THEREFOR

          Notwithstanding anything in this Appendix to the contrary, the fees to be paid to the Transfer Agent pursuant to this Agreement shall be paid on behalf of the Trust by Mellon Bank, N.A. ("Mellon") out of its own assets.

          For the purposes of fees to be paid pursuant to this Agreement, an "open account" shall mean a shareholder account which has a balance at any time during a given month, a "closed account" shall mean an account that has a zero balance throughout any given month, and a "purged account" shall mean a closed account which the Trust has directed the Transfer Agent to remove from the System. In consideration of an Annual Per Account Fee $ 19.06 per open shareholder account in a daily dividend fund and $12.84 per open shareholder account in a quarterly/annual dividend fund (charged on a monthly basis), plus payment of out-of-pocket expenses in accordance with Appendix G hereto, paid on behalf of the Trust by Mellon, the Transfer Agent shall provide the services provided for in this Agreement on any Trust Business Day, except as otherwise specifically noted.

          The annual fee (charged and payable on a quarterly basis) for each "Omnibus Account" shall be $100.00, less the Annual Per-Account Fee set forth above. "Omnibus Accounts" subject to this fee shall include (i) all institutional accounts coded with a social code of "12" and a nominee flag of "yes"; (ii) all benefit plan omnibus accounts listed under a "B" number and linked for "Qualified Plan Only"; and (iii) such other accounts as the parties may mutually agree. The Annual Per-Account Fee for a closed account will be $1.20; there is no fee for a purged account.

          If, for any given month, the average monthly total number of open accounts of Dreyfus-affiliated funds exceeds 1,871,469 (the sum of the Base Number plus 50,000), then an aggregate monthly reduction in per-account fees will be calculated by multiplying the quotient of $.28/12 (such amount to be increased in proportion to any fee increases the Transfer Agent has received pursuant to the provisions of this Agreement) times the number of average monthly open accounts in excess of 1,821,469. The total amount of this aggregate monthly reduction will be reported by the Transfer Agent to Dreyfus' Mutual Fund Accounting Department for allocation to the Trust.

DAILY ACTIVITY

          Maintain the following shareholder information on disc or in such other manner as the Transfer Agent shall reasonably determine:

          o Name and Address, including Zip Code, in such format as the parties mutually agree upon

          o    Share Balance

          o Balance of shares having paid a commission, and the rate of commission charged ("Privileged")

                                     C(1)-1

          o Balance of dollars available for redemption (excludes certain purchases within a specified number of prior business days)

          o Dividend code (daily accrual, daily reinvest, dividend sweep, dividend ACH, monthly reinvest, monthly cash or quarterly cash)

          o    Type of account code (regular account, Automatic Withdrawal
               Plans)

          o    Dealer, Branch, Salesman and related "Dealer File" information

          o    List promotion and package codes and client identification code

          o    Contract date indicating the date an account was opened

          o    Original contract date for accounts opened by exchange

          o Perform periodic reporting, withholding, and due diligence in accordance with Federal tax law requirements

          o    State of residence code/country code

          o Social Security/EIN number, and indication of certification (SSN should also be usable as a reference for on-line account lookup)

          o Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time to time

          o Indication as to whether phone transactions can be accepted and phone balances provided for this account

          o Fed wire, Automated Clearing House (ACH) or alternate payee instructions to allow initiation of Fed wires, ACH or checks to alternate payees

          o    Investor's PIN # and/or mother's maiden name

          o    Social code, i.e. male, female, joint tenant, etc.

          o An alternate or "Secondary" account number issued by a dealer (or bank, etc.) to a customer for use in inquiry and transaction input by "remote accessors." (Trust client institutions with remote terminal access)

          o    Investment Adviser

          o All further information required for the proper maintenance, reporting and servicing of benefit accounts

                                     C(1)-2

          o Other fields not listed, but available to be entered on the System based on the latest version of the System user guide, data dictionary or file documentation.

FUNCTIONS

          o Answer all investor and dealer telephone and/or written inquiries, except those concerning Trust policy which will be referred to the Trust

          o Maintain system availability for inquiry (via terminal, voice response system or Cross Domain network communication) purposes as set forth in Appendix D herein

          o Examine and process all transfers of shares insuring that all transfer requirements and legal documents have been supplied

          o Process and confirm address changes to the former address of record reflecting the new address

          o Process standard account record changes as required, i.e., DLR, Salesman Codes, Dividend Codes, etc., in accordance with required documentation

          o Microform source documents for transactions, such as account applications and correspondence, maintaining segregated media copies for all Dreyfus-affiliated funds

          o Refer correspondence, transactions, applications, or other documents and phone calls which are for Dreyfus-affiliated funds and accounts processed by another transfer agent, which may be used from time to time, to the appropriate destination/contact, defined in facilitated transaction procedures, mutually agreed to from time to time

          o Respond to or otherwise act upon subpoenas, levies, restraining orders and other similar documents with respect to Trust shareholder accounts served on the Trust or it's affiliates and forwarded to the Transfer Agent, the legal sufficiency or enforceability of which will be the responsibility of the Trust, and as to which the Transfer Agent will have no duty to inquire or determine.

          o    Handle foreign collection items

          o Perform backup withholding for those accounts as required by federal government regulation

          o Use of automatic allocation system to credit multiple participant fund accounts by percentage breakdown

                                     C(1)-3

          o Use of master account application to establish individual participant accounts

          o Process bulk wires for multiple participant and broker dealer account liquidations

          o Perform withholdings on liquidations, if applicable, for employee benefit plans. Prepare and mail 5498's and 1099-R's

          o    Purge "closed" accounts as directed by the Trust

          o Receive relevant information in automated or manual form (at the Trust's direction) concerning Trust redemption checks presented for payment on each day that the Federal Reserve is open for business, and post this information as redemptions to individual shareholders' accounts. The Transfer Agent shall cause certain redemption checks to be returned in the event of insufficient assets, uncollected funds, or such other reason as defined by the Trust or in the Prospectus, within the time limits provided by the Federal Reserve Payments System, as may be amended from time to time, and shall collect such fees as the Trust may specify and shall remit such fees to the Trust or a third party

          o Process new accounts, verifying completeness of application; establish new account records with standard abbreviations and registration formats

          o To the extent not performed by cash management provider ("CMP"), pick up mail addressed to P.O. Boxes identified by the Trust three times daily at a minimum. Two of these pick-ups take place in the morning with one additional pick-up in the afternoon

          o To the extent not performed by the CMP for Institutional Lockbox and Exception Items referred by CMP, a $.30 fee will be applied to each item.

          o To the extent not performed by CMP, verify that the Trust security code identified from the OCR stub compares to the payee of the checks or a generic alternative (e.g. "Dreyfus"). If they do not compare, stub and check will be indexed on same day for further processing

          o To the extent not performed by CMP, process payment transactions by reading optical character recognition information printed on remittance document

          o To the extent not performed by CMP, retain and file remittance stubs, and microfilm investment checks and supporting documentation daily, in a form not commingled with other funds

                                     C(1)-4

          o To the extent not performed by CMP, in the absence of an accurate and complete remittance stub, Transfer Agent will create a substitute stub if the investor's security code and account number is written on the check or an accompanying document

          o To the extent not performed by CMP, multiple checks with one remittance will be processed. Each check hold period governs the investment date

          o To the extent not performed by CMP, one check with split remittance will be processed provided amounts are stated and they prove

          o To the extent not performed by CMP, checks drawn on foreign banks in U.S. dollars - send for collection; checks drawn on foreign banks in foreign currencies - return to drawer

          o To the extent not performed by CMP, stub with no remittance amount - the payment will be processed based on the amount of the check

          o To the extent not performed by CMP, improperly printed stubs - if an account number and security code are legible, a substitute remittance stub will be created

          o To the extent not performed by CMP, correspondence accompanying any investment - correspondence shall be noted with customer's account number with an indication of "Payment In Process"

          o To the extent not performed by CMP, retain and process out of proof checks with multiple stub remittances not equal to checks

          o To the extent not performed by CMP, the appropriate Account on return items will be debited on date of receipt. Transfer Agent will maintain a returned items log and copies of checks, indicate account number and security code (if available), amount, and microfilm reference number for each item on the day these items are presented

          o Endorse and microfilm all checks received and process all items daily

          o Isolate on a best efforts basis all non-individual third-party investment checks for $25,000 or more received for both new accounts and subsequent investments and process in accordance with procedures agreed to between the Trust and the Transfer Agent

          o Examine and process all shareholder payments and liquidations; verify the recipient fund on payments and availability of shares on transactions, maintaining necessary automated interfaces to cash manager if another entity is CMP

                                     C(1)-5

          o Provide duplicate copies of statements and/or transcripts of accounts to shareholders requesting such information (for such fee as the Trust and Transfer Agent shall mutually agree)

          o On original documents received by Transfer Agent prior to executing the transaction, examine all Medallion (STAMP, SEMP or MSP) guarantees received on correspondence ensuring all program requirements are met

          o Contact shareholder on any redemption request received in writing for specified amounts as mutually agreed to by the Trust and the Transfer Agent in which either the check is to be payable to someone other than the registrants, or if a fedwire, being sent to a bank other than what is on the transfer agency system for that account per agreed upon procedures on a best efforts basis

          o Process exchanges of Trust shares and confirm the exchange transaction in a single transaction advice

          o Process telephone transactions on recorded lines on a system in which such recordings can be easily and accurately retrieved and verify the identity of the originator as directed by the Trust. In addition, process various maintenance items pursuant to shareholder telephone requests, including but not exclusive to changing dividend options and changing Automatic Asset Builder dollar amounts and cycles, as authorized by the Trust

          o Establish automatic withdrawal records and process automatic withdrawals as permitted by the Trust

          o    Issue shares in certificate form as directed by the Trust

          o Process delayed settlement ("Wire Order") trades as permitted by the Trust, maintaining an inventory of and performing settlement of such share subscriptions

          o Maintain records indicating institutions eligible for 12b-1 fees, calculate applicable fees, and generate consolidated 12b-1 reports and checks for payment as directed by the Trust, in return for a fee of $.10 per account per year

          o Calculate dealer commissions in accordance with rates set by the Trust and generate appropriate periodic commission reports and checks

          o Provide magnetic tape or data transmission of dividends and/or balances of accounts for various institutions in various formats on a monthly and ad hoc basis

                                     C(1)-6

          o Perform due diligence mailings as requested by the Trust for W-9 solicitation, W-8 solicitation or other purposes as may be identified and encode shareholder records with properly returned information

          o Generate appropriate information and perform all mailings as required by regulation, including but not limited to: 1099 DIV, 1099(B), 1042, 1042(S), 1096, 5498 etc.

          o Provide telephone service for the shareholders of the Trust 24 hours per day, 7 days per week

          o Process shareholder services forms and establish additional account services as indicated, ensuring that all requirements are met including review of signature guarantees

          o Provide electronic fund transfers, pre-notifications, debit and credit, via ACH and accept incoming ACH credits from external services

          o Perform all control and reconciliation functions necessary to assure all financial transactions are accurately recorded in shareholder accounts, and are reconciled in total with all bank accounts maintained by the Trust

                                     C(1)-7

REPORTS PROVIDED

          The Transfer Agent will print and deliver or, at the Trust's option, provide the necessary information and data communication capabilities to permit the Trust to print, in a timely fashion in accordance with existing procedures, the following:

     o    Daily Journals    -   Reflecting all share and dollar activity for
                                the previous day (Net Asset Value) and an accrued dividend journal both in account number sequence

     o    Blue Sky Report   -   Supply information monthly and/or weekly for
                                the Trust's preparation of Blue Sky
                                Reporting

     o    N-SAR Report      -   Supply monthly correspondence, redemption and
                                liquidation information for use in Trust's N-SAR
                                Report

     o Provide appropriate control reports to allow independent verification of the accuracy of the data received in all management tapes

     o Prepare and mail copies of summary statements to dealers and investment advisers

     o    Prepare monthly consolidated dealer report

     o    Report on errors in compliance with the Service Level Agreement

     o Generate and mail confirms for all financial transactions. Match financial transaction confirmations to corresponding redemption checks, where applicable, and mail daily to account address of record, unless less frequent mailings or a different address are specified by the Trust. Copies of financial transaction confirmations should be sent to the dealer specified, as well as investment adviser and, at the Trust's option, a "Fourth Party"

     o Line-by-line report to confirm payments to multiple participant accounts

     o    Provide plan level reporting for multiple participant benefit accounts

     o Other reports listed in "Exhibit 1- System Report Output," annexed hereto

TAPES/TRANSMISSIONS PROVIDED

          Provide, in a format to be supplied by the Trust:

          o    Weekly Management Tapes

                                     C(1)-8

               - Provide summary level data of account information on magnetic tape or via data transmission

               - Provide a magnetic tape or data transmission of all new accounts, in a format to be provided separately

          o Provide data communications connection via dedicated lines to the Trust's data center, to allow on-line terminal access for inquiry to all terminals in the Dreyfus/Mellon network ("SNI/Cross Domain")

          o Provide data communications connection via dedicated lines to a location specified by the Trust, to allow access to voice response system(s) or similar data processing devices

          o    Monthly Management Tape

               - Provide detailed, accurate and up-to-date account information for each account via magnetic tape data transmission. The Trust shall have the option to receive this tape/transmission on a weekly basis

          o    NSCC Interfaces

               - Interact by sending and receiving any necessary transmissions and the associated processing for the NSCC FUND/SERV system, NSCC's "Networking" facility and any other future mutual fund processing capabilities provided by NSCC's network

          o    Other Interfaces

               - Provide the Trust with access to other mutual fund processing interfaces developed by the Transfer Agent.

               - Develop other mutual fund processing interfaces at the Trust's request

DIVIDEND ACTIVITY

          o Accrue dividends daily or monthly and reinvest dividends daily or monthly, in accordance with the Trust's prospectus. Pay dividends in cash monthly, quarterly or so designated as stated in the Trust's Prospectus.

          o    Calculate capital gains distributions

          o Suppression of dividend reporting for certain institutional customers

DEALER SERVICES

          o    Prepare and mail advice to dealers daily

                                     C(1)-9

          o Prepare and mail copies of statements to select dealers as flagged on the System monthly or same frequency as investor statements

          o Prepare and mail daily and monthly line-by-line reports to selected institutional firms

          o Allow on-line access (via telecommunications lines) to institutions designated by the Trust from time to time to the shareholder accounting system. Only those accounts with dealer codes for their institution will be available, except that certain "clearing broker" institutions may be allowed access to multiple dealer codes representing those institutions they are authorized to clear for

          o Differentiate levels of access by institution, as instructed by the Trust from time to time, as follows:

               o    Inquiry Only

               o    Input New Accounts

               o    Input Purchases

               o    Input Redemptions

               o    Input Exchanges

          o Input changes of Account Data for Address, SSN, Owner Code, Branch or Salesman Code, Dividend Code

          o Input Broker/Dealer or other transacting institution's internal account number, i.e. cross-reference number

                         These levels should be controlled by a unique ID and password assigned to each user within a remote accessor institution. Each user could be assigned any combination of the above privileges

          o Settle "Bulk" transactions where appropriate, for institutions doing multiple trades in a fund on a given day, via wire or check, provided proper instructions are provided as to which transactions are being settled

ANNUAL MEETINGS

          o    One proxy mailing per year

                                     C(1)-10

          o Address and mail proxies and related material. Tabulate returned proxies and supply daily reports when sufficient proxies have been received (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent)

          o Prepare certified list of stockholders, hard copy or microform, and furnish Inspectors of Election for meetings

PERIODIC ACTIVITIES

          o    Prepare and mail transaction advice daily to investors

          o Address and mail four (4) periodic financial reports (material must be adaptable to Transfer Agent's mechanical equipment as reasonably specified by the Transfer Agent)

          o Mail a Prospectus to a shareholder making a payment after the Prospectus' effective date, with the transaction advice of such payment

          o Prepare and mail monthly or quarterly statements to investors, depending upon the policy in effect for the Trust. Prepare and mail consolidated statements at the frequency requested by the Trust, which shall be no more frequent than monthly

          o Forward prospectus and application to shareholders opening new accounts by telephone exchange or Fed Wire when name and address is supplied

          o Generate microform copies of statements for the accounts of those dealers specified by the Trust

          o Compute, prepare and furnish all necessary reports to Governmental authorities (Forms 1096, 1099DIV, 1099B and 1042S)

          o Enclose various marketing material as designated by the Trust in all confirm and statement mailings, i.e. daily confirm and monthly and quarterly statements (material must be adaptable to mechanical equipment)

          o Prepare and mail annual cost basis information to all eligible shareholders.

                                    C(1)-11

BENEFIT PLANS

          Throughout the term of this Agreement, the Transfer Agent will, through an entity selected and approved by the Trust, arrange for the custodianship of IRA and Keogh plans sponsored by Dreyfus for an annual fee (which will include the payment of any fee negotiated by the Transfer Agent with such custodian) of $10.00 per account, with a maximum fee of $25.00 per participant. In the event an account is closed prior to the assessment of the annual fee, the annual fee will be assessed at the time the account is closed.

                                    C(1)-12

                                  APPENDIX C(2)

                         ENHANCEMENTS AND FEES THEREFOR

          The Trust may request enhancements to be made or functionality to support new products be developed within the software system utilized by the Transfer Agent. Any original product or service feature developed at the request of any fund advised, sub-advised, administered or distributed by Dreyfus will not be copied or made available to any other mutual fund not so advised, sub-advised, administered or distributed for a period of 9 months from startup date of the product or service feature or, if the product is made available by another transfer agent (other than through disclosure by the Transfer Agent), for a period of time equal to the time it took to be developed for the Trust, whichever is sooner. Original products or service features are those which are not known by the Trust and/or the Transfer Agent to be generally available at other transfer agents or mutual fund groups at the time the request for the product or service feature is originated. The costs of other enhancements or new products, as well as normal maintenance shall be borne as follows:

          Billable Programming Costs include the following items to the extent such enhancements and modifications must be made by systems personnel other than the Transfer Agent's Dreyfus-dedicated software staff.

          - Costs of enhancements, original products and other modifications that will not result in an earnings stream or reduction in expense to the Transfer Agent. If new products result in an earnings stream to the Transfer Agent, the billable programming costs associated therewith will be reduced by 50%.

          Non-Billable Programming Costs include the following programming which will be done by personnel of the Transfer Agent other than the Dreyfus dedicated software staff:

          Normal maintenance such as dividends, normal statement changes (blurbs, etc.), change in printing specs for new forms and legal, regulatory or taxing authority requirements which are common to all funds, adding/deleting terminals and data network reconfigurations, proposed changes in technology, any other request to correct any type of Transfer Agent error (e.g., coding problems), any new enhancements which will benefit all funds processed by the Transfer Agent (e.g., NSCC).

          Billable and non-billable programming are subject to sign-off by the appropriate authorized signatories of the Trust to acknowledge completion and acceptance of the programming prior to its implementation. The list of authorized signatories and description of circumstances when sign-off will be required will be provided to the Transfer Agent by the Trust as part of the mutually agreed on Software Request Administration Procedures, attached hereto as Appendix F.

                                     C(2)-1

Programming Request Procedures:

          All programming requests will be submitted by the Trust in writing. Non-billable programming requests as defined herein will be directed to the Transfer Agent's non Dreyfus-dedicated staff. All other programming requests will be addressed to the Dreyfus-dedicated software staff.

          Upon receipt of programming requests the Transfer Agent's dedicated staff will review the request and perform an initial analysis which will be adequate to provide an estimate of the number of person hours to complete the request, including an estimate for the following development phases: analysis/design, programming, unit testing and acceptance testing. To the extent a programming request is estimated by personnel outside the Dreyfus-dedicated software staff, the initial analysis will not be a billable cost.

          Provisions not addressed herein will be subject to a mutually agreed on "Software Request Administration Procedure", attached hereto as Appendix F.

-Dedicated Software Staff:

          The Transfer Agent will provide, at no additional cost to the Trust, a programming staff dedicated only to the completion of Dreyfus-affiliated programming requests. The staff level shall be maintained at a ratio of one programmer/analyst for each 100,000 shareholder accounts within the Dreyfus-affiliated group of funds, and shall therefore be adjusted up and down, no less frequently than semi-annually, to maintain such ratio.

          The Dreyfus-dedicated software staff will be managed by the Transfer Agent and is expected to conform to the Transfer Agent's programming and documentation standards. The Transfer Agent will provide a dedicated staff whose personnel will at all times have an average of at least five years data processing applications software experience, of which at least three years shall be developing data processing applications software with respect to mutual fund transfer agency activities. In addition, at no time will 25% or more of the staff have less than two years experience developing data processing applications software for mutual fund transfer agency activities. With regard to priorities, the staff will be directed at the sole discretion of Dreyfus to address those software requests which Dreyfus sees fit.

          For each hour of time spent by the Dreyfus-dedicated software staff on Trust programming requests for new products or services which result in an earnings stream to the Transfer Agent, the Trust will be entitled to either a fee credit for one-half hour's time or, if performed by staff for which Dreyfus is paying separately, a refund of 50% of the expense of such staff for each one hour.

Programming Request Cancellation and Refund:

                                     C(2)-2

          Any program request canceled by the Trust prior to completion and not implemented by the Transfer Agent for other clients will be billed to Dreyfus' Mutual Fund Accounting Department for allocation to the Trust for work completed to the cancellation date provided, however, that if the program code for the canceled modification, or knowledge derived therefrom, is later used by the Transfer Agent for another client or clients, then the Trust shall be entitled to a refund of the amount previously paid if the request was billable, or a credit for the programming hours expended by the Dreyfus-dedicated software staff toward future billable costs.

Annual Certification:

          The Transfer Agent will deliver to the Trust within thirty (30) days after the end of each calendar year a written certification of the Transfer Agent's chief financial officer or its president that the Transfer Agent has been in compliance with this Appendix C(2). The Trust shall have the right, at its option, to have the Transfer Agent's independent auditors confirm compliance with this Appendix C(2). In connection therewith, the Transfer Agent shall give such independent auditors full and unimpeded access to the information and documents deemed by such auditors to be necessary to accomplish such audit. The cost of such auditors shall be divided equally between the parties.

                                     C(2)-3

                                    Exhibit 1

                              System Report Output

The following reports are currently being provided and any others needing to be developed in the future which the Trust requires (other than mandatory reports that the Trust is compelled to produce and/or file because of a change in a regulatory requirement) will be produced by the Transfer Agent at their indicated frequency in hard copy or microfiche form or, upon request, electronically transmitted to the Trust, at Mellon's expense.

                                     C(2)-4

     DAILY CLERICAL REPORTS
          Activity Reports:
               Daily Price and Calendar Review
               Transaction Activity Report
               Money Transfer Activity Report

          Exception Reports:
               Security Violation Transaction Report
               Blue Sky Warning Report

          File Maintenance Reports:
               Options and Control Maintenance Register
               Shareholder Maintenance Register
               Shareholder Freeze Register
               Client Register Changes
               Master Account Maintenance Report
               Dealer Maintenance Register
               Blue Sky Maintenance Register
               Proxy Maintenance Register
               Retirement Clerical File Maintenance

     DAILY MONETARY REPORTS
          Trust Accounting:
               Cash and Share Proof
                    Cash and Share Proof (Cash Credits)
                    Cash and Share Proof (Cash Debits)
                    Cash and Share Proof (Share Credits and
                    Debits)
               Cash Receipt Controls
               Gain/Loss Journal
               Position Control Report (Money Market Dividend)

          Transaction Journals:
               Direct Purchase Journal
               Pended Purchase Journal
               Direct Redemption Journal
               Exchange In Journal
               Exchange Out Journal
               Certificate Journal
               Transfer Journal
               Adjustment Journal
               Direct Fee Journal
               Wire Order PD/Wait - Settlement Journal
               Wire Order Purchase Placement Journal
               Wire Order Full Settlement Journal
               Wire Order Redemption Placement Journal
               Wire Order Cancel Journal

                                     C(2)-5

               Spawned Transaction Journal
               Net Accrual Change Journal
               Distribution Journal
               Transaction Reject Report
               Transaction Warning Report
               Outstanding Rejects Report

          Transaction Registers (Microfiched once per week)
               Certificate Register
               Wire Register
               Redemption/Refund Check Register
               Distribution Check Register
               Systematic Withdrawal Check Register
               RPO Check Register
               Commission Check Register
               AM/PM Wire Register

          Cumulative Reports (Microfiched once per week)
               Wire Order Reconciliation Report
               Wire Order Unpaid Purchases Report
               Wire Order Paid and Waiting Report
               Wire Order Unsettled Redemption Report
               Wire Order Unpaid Purchases Aging Report
               Sales Adjustment Detail Report
               Daily Sales Report

          WEEKLY EXCEPTION REPORTS
               Periodic Company Update
               Incomplete Registration Report
               Certificate Proof Report (Report Type 1)
               Account Status Exception Report
               Delinquent IPP Report
               Master Account Exception Report
               LOI Expiration Report

          MONTHLY REPORTS
               Shareholder History Proof Report
               LOI Completion Report
               12b-1 Dealer Report
               Wire Order Monthly Broker/Dealer Ledger
               Sales Report by Trust, Account, Transaction Type
               Year-to-Date Sales Report - Gross Amount by fund
               Year-to-Date Sales by Territory
               Monthly Dealer Activity Report
               Dealer Ranking Report
               Monthly Blue Sky Summary
               Month-to-Date Blue Sky Sales by State

                                     C(2)-6

               70-1/2 Notification Report
               Delinquent Distributions Report
               Retirement Periodic Warnings/Totals
               Retirement Fee Totals By Plan Report
               TTL Fees Due Less Than Accrued Amount Report
               Ret Account Closed/Zero Share Balance Report
               Monthly Client Billing

          OCCASIONAL FUND FUNCTIONS (O.F.F.) REPORTS
               Commission Statement
               Company Commission Report
               Position Control Report (Stock Dividend)
               Distribution Check Register
               Commission Check Register
               Trail Commission Statements

          PURGE REPORTS
               Shareholder Account Purge Register
               Master Account Purge
               Money Transfer Purge
               Certificate File Delete

          ANNUAL REPORTS
               Annual Blue Sky Cumulative Sales by State

                                     C(2)-7

                                   APPENDIX D

                             SERVICE LEVEL AGREEMENT

GENERAL

The percentages set forth herein relate to the Trust and all mutual funds for which the Transfer Agent now serves or in the future may serve as transfer agent and which are sponsored, advised, sub-advised or administered by Dreyfus, or for which Dreyfus acts as primary distributor (the "Trusts"), and do not relate individually to any specific fund. All fee credits are to be aggregated where there are instances of not meeting objectives in respect of two or more different services. A waiver, whether partial, total, or conditional, of any fee credits, or right to terminate this Agreement in a particular instance does not constitute a waiver in any other instance. The Trust must give notice of its intent to terminate the Transfer Agency Agreement of which this Appendix is a part within 60 days of receipt of a true and complete report of the Transfer Agent evidencing the event giving rise to such right of termination under the terms of the paragraphs of this Appendix captioned "Termination." Such notice must specify a date no less than three nor more than twelve months thereafter as the date upon which such termination shall be effective. Failure to provide such notice in a timely manner shall constitute a waiver in respect of the specific event (but no other). This provision in no way shall limit the Trust's right to terminate the Transfer Agency Agreement pursuant to Article IX thereof. A monthly document evidencing the Transfer Agent's performance with respect to the service levels set forth below will be delivered to the Trusts by the fifteenth business day of the following month by the Transfer Agent, or as soon thereafter as is reasonably practicable. Such document shall be signed by a senior officer of the Transfer Agent. A failure permitting termination by any one such Trust will give all of the Trusts, including the Trust, the right to terminate their respective transfer agency agreements with the Transfer Agent.

For purposes of this Appendix, the term "business day" shall mean each day that the Trust is open for business as described in its prospectus.

Notwithstanding any service level or objective specified herein, for purposes of this Transfer Agency Agreement, the Transfer Agent's failure to meet any objective or its performance at a level giving rise to fee credits or the right to terminate this Transfer Agency Agreement shall not per se constitute negligence or a breach of this Transfer Agency Agreement nor constitute an inference of the foregoing provided that nothing herein contained shall preclude the Trust from introducing evidence of the Transfer Agent's performance in an effort to prove negligence or breach of this Transfer Agency Agreement.

There shall be excluded from the calculation for the service levels described in this Appendix D, and from the consideration of whether the Transfer Agent has been negligent or has breached this Agreement, any period of time, and only such period of time, during which the Transfer Agent's performance is materially affected, by reason of circumstances beyond its control (collectively, "Causes") including, without limitation (except as provided below), (a) acts or omissions to act of the Trust, its employees, agents, or sub-contractors, including a third party cash management provider, (b) flood or catastrophe, acts of God, failures of transportation, strikes, lockouts, work stoppages, or other similar circumstances, but only if the Transfer Agent promptly takes all commercially reasonable steps to ameliorate the consequences of such circumstances, or (c) an abnormally high level of activity with respect to either the Trust or the markets in which it invests. An abnormally high level of activity shall be deemed to have occurred, if the volume of the activities listed in Appendices C(1) and C(2) on a given day exceeds both: (i) 133% of the average daily volume of such activities for the immediately preceding 90 calendar days, and (ii) 133% of the average daily volume of the same calendar month in which such day occurs during the immediately preceding year. The Transfer Agent shall not be responsible for delays or failures to supply any services where such delays or failures are caused by the delays or failures of the Trust to supply necessary instructions, approvals or information in the time periods agreed upon and all service levels shall again be measured from the date of the receipt by the Transfer Agent of any necessary instructions, approvals or information. Nothing contained herein, however, shall relieve the Transfer Agent from responsibility for the acts or omissions to act of its own permitted agents, sub-contractors, or entities acting under the Transfer Agent's control.

For calculation purposes, a week is considered to be the period beginning on Monday and concluding on the following Sunday. When a month ends during the week, that entire week's performance will be applied to the previous month.

                                       D-2
1.   System Availability Service Description:

The Mutual Fund Inquiry System will be available for access by the Trust and its shareholders at various locations. These systems allow the Trust to answer inquiries received from the Trust's investors.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service to a performance level of 99% of system availability, for the MFO System and MJR Systemas follows:

MFO - Monday-Friday:

o    From 8 A.M. until 9:50 P.M. - Fully Available

o    From 9:50 P.M. until 10 P.M. - Unavailable

o    From 10 P.M. until Midnight - In Shadow* (with history files)

o    From Midnight until 2 A.M. - In Shadow (no history files)

o    From 2 A.M. until 8 A.M. - In Shadow (with history files)

MFO - Saturday-Sunday:

o    From 8 A.M. until 4:50 P.M. on Saturday - Fully Available

o    From 4:50 P.M. until 5 P.M. on Saturday - Unavailable

o    From 5 P.M. until 10 P.M. on Saturday - In Shadow (with history files)

o    From 10 P.M. Saturday until 8 A.M. Sunday - Unavailable

o    From 8 A.M. until 4:50 P.M. on Sunday - Fully Available

o    From 4:50 P.M. until 5 P.M. on Sunday - Unavailable

o    From 5 P.M. Sunday until 8 A.M. Monday - In Shadow (with history files)

* In Shadow - This means that the system is available but is not completely updated as the Transfer Agent is in the process of completing their production cycle for the day.

Method of Calculation:

The Transfer Agent's failure to meet this objective would result in a credit to total Per-Account Fees billed to the Trusts for the month. The system will be considered unavailable during communication line outages if a back-up line for the defective line has previously been authorized by the Trust. Using the Mutual Fund Inquiry System reports, the Transfer Agent will calculate availability for each day in the month and average those days to arrive at monthly average for Mutual Fund Inquiry System . If availability is below 99%, that average would be compared to the schedule below to determine the percentage credit to total monthly Per Account Fees. This credit information would be passed to Dreyfus' Mutual Fund Accounting Department to be allocated to the Trust against the fees to be paid hereunder. The monthly period measured coincides with the standard calendar month. Penalties will be calculated only in the aggregate.

Fee Credits:

     % System     Monthly Average
     Available   Performance Below
     Less Than      Objective
       99%            0.04%
       98%            0.16%
       97%            0.36%
       96%            0.64%
        5%            1.00%

Termination:

If the System Availability is less than 95% for two consecutive months, the Trust shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

2.   Daily System Updates

Service Description:

The Transfer Agent updates the System daily to reflect each day's business activity. The Trust relies upon the timely update of information in order to respond to investor's inquiries. The Transfer Agent will provide Dreyfus with a System report indicating the time of day that files were updated and available for Dreyfus. The timeliness of availability of these screens with updated information will determine the Transfer Agent's level of performance.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service to an average weekly performance level of daily system updates by 8:00 a.m. (New York time) the next day. The Transfer Agent must accurately update all shareholder account records.

Method of Calculation:

Should the Transfer Agent fail to meet the above objective, it would result in a credit to monthly Per-Account Fees of the affected funds. Using the System reports for each fund, the Transfer Agent will calculate for each day during the month the average time by which the shareholder account records were accurately and completely updated and available for inquiry purposes, and for purposes of such calculation shall deem that on a day on which the system was not updated at all it was updated as of 5:00 p.m. Those numbers would be averaged for each week and compared to the schedule below to determine the total percentage credit to Per-Account Fees billed to the affected fund for the month. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department to be allocated to the Trust against the fees to be paid hereunder.

Fee Credits:

                                       UPDATES
                              Average Weekly Performance
                            for Each Week within the Period
                            1Wk   2Wks   3Wks   4Wks   5Wks
                            -------------------------------
      Next Day
   After 8:00 a.m. to and
   including
   9:00 a.m.                .02%   .06%   .14%   .25%   .39%

   After 9:00 a.m. to and
   including
   10:00 a.m.               .14%   .23%   .35%   .50%   .70%

   After 10:00 a.m.         .25%   .39%   .56%   .75%  1.00%

Termination:

The Trust shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the system is not updated and available by 9:00 a.m. on the next day: (1) for two consecutive weeks, or (2) for any four weeks (whether or not consecutive) in any thirteen week period.

3.   Accuracy and Timeliness of Investor Statements

Service Description:

Based upon the type of fund, the Transfer Agent will produce and mail periodic statements to all its shareholders. The Transfer Agent will provide Dreyfus with a mailing report from its automated mailing operation which will indicate the date on which all investor statements were mailed.

Transfer Agent's Objective (Monthly Statements):

For Monthly Statement mailings, the Transfer Agent's objective is to manage this service so that 99% of all Monthly Statements for each Trust are accurate and are mailed no later than five business days after statement date.

Method of Calculation:

Failure to meet this objective will result in a credit to total Per-Account Fees billed to the Trust affected by the delay for the period. Using the automated mail report, the Transfer Agent will add the number of days past the objective. That number would be compared to the schedule below to determine the total percentage credit to Per-Account Fees billed the Trust for that month.

Fee Credits (Monthly Statements):

If more than 1.0% of the Monthly Statements are not mailed within five (5) business days, the Transfer Agent will pay $5,000 for the first day and $2,000 per day for each day thereafter until 99.0% or more of such Monthly Statements have been mailed.

Note: Statements that are to be mailed with check images where the clearing banks have not delivered the draft checks that have cleared during the last week of each calendar month by the second bank business day at 12:00 p.m., New York time, are not to be included in these calculations.

Transfer Agent's Objective (Quarterly Statements):

For Quarterly Statement mailings, the Transfer Agent's objective is to manage this service so that 75% of all Quarterly Statements for each Trust are accurate and are mailed no later than seven business days past statement date, 90% by the eighth business day and 99% by the ninth business day.

Fee Credits (Quarterly Statements):

   Less than 75%   Less than 90%   Less than 99%    Less than 99%
     mailed by       mailed by       mailed by       mailed each
       Day 7          Day 8           Day 9        day thereafter

      $ 2,000         $ 5,000         $ 5,000      $ 2,000 per day

                          The penalties are cumulative.

Note: Statements that are to be mailed with check images where the clearing banks have not delivered the draft checks that have cleared during the last week of each calendar month by the second bank business day at 12:00 p.m., New York time, are not to be included in these calculations.

Termination:

If the Transfer Agent fails to mail at least 99.0% of such statements not later than twelve (12) business days from statement date for three consecutive periods (a period being the amount of time to which the statement relates), the Trust shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

4.   Accuracy and Timeliness of Daily Advice Mailings

Service Description:

The Transfer Agent will produce and send, deliver or distribute an advice to Trust investors whenever a financial transaction is posted to the investor's account, except where suppressed pursuant to instructions received from the Trust or Dreyfus. The Transfer Agent will provide Dreyfus with a mailing report from its automated mailing operation which will indicate the date on which all advices were mailed from such operation.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that 99.0% of such advices are accurate and are mailed on the next business day following date of transaction, except where suppressed pursuant to instructions received from the relevant fund or Dreyfus.

Method of Calculation:

If more than 1.0% of the Daily Confirmations, Redemption Checks, and Duplicates are not mailed in a timely fashion during any week, the Transfer Agent will pay to the Trusts $5,000 (for that week).

Termination:

The Trust shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent fails to mail at least 99.9% of all advices by the fifth business day following the date of the transaction (not counting suppressed items): (1) for three consecutive weeks, or (2) for any six weeks (whether or not consecutive) in any thirteen week period.

5.   Timeliness of Distribution Checks and Dividend Mailings

Service Description:

Periodically, the Transfer Agent will create and mail checks for certain money market, tax-exempt, and other Trusts' respective investors. The Transfer Agent will provide Dreyfus with a mailing report from its automated mailing operation, indicating the date on which all dividend or distribution checks were mailed.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that 99% of all checks (other than checks drawn in connection with the Trust's Automatic Withdrawal Privilege or Quarterly Distribution Plan, if offered) are mailed no more than one business day from the payable date of the check.

Method of Calculation:

If more than 1.0% of the Monthly or Quarterly Dividend Checks are mailed more than one (1) business day from the Payable Date of the check, the following charges will be paid by the Transfer Agent:

    Delay of one day             $  5,000
    Delay of two days            $ 10,000
    Delay of three days          $ 15,000
    Delay of four days or more   $ 20,000

                        The penalties are non-cumulative.

Termination:

If the Transfer Agent fails to mail at least 99% of all checks by the fifth business day from the payable date of the check for three consecutive distribution periods or for any six distribution periods (whether or not consecutive) in any period of thirteen distributions, the Trust shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

6.   Accuracy and Timeliness of Delivery of Institutional Tapes/ Transmissions

Service Description:

The Transfer Agent shall provide dividend/position tapes or transmissions for any number of dealer codes per institutional client. A monthly report will be provided by the Transfer Agent indicating the actual date of delivery of tapes to the courier or transmissions directly to the client.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that 99.9% of all tapes/transmissions are accurate. Transmissions must be received by the client on the first business day following cut-off date. Tape deliveries must be received by the second business day.

Method of Calculation:

Should the Transfer Agent fail to meet this objective, it would result in a miscellaneous credit to total Broker Dividend/Position Tape/Transmission Fees billed to the Trust. Using its tape/transmission delivery report, the Transfer Agent will multiply the number of late tapes/transmissions or incorrect tapes/transmissions by $250. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the affected funds against the fees to be paid hereunder.

Fee Credits:

Per late (or incorrect) tape/transmission:  $250

Termination:

The Trust shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent does not deliver at least 97% of all tapes/transmissions in accordance with the objective stated above, for three consecutive months.

7.   Institutional Wires

Service Description:

For certain fund institutional clients, all cash dividend accounts are consolidated into a particular fund and one monthly wire is sent to the institution's bank. The Transfer Agent will provide Dreyfus with a monthly report indicating the date on which all Fed Wires were sent to institutional clients.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that 99.9% of all Fed Wires are accurate and are sent by the first business day following the Trust's dividend payable date.

Method of Calculation:

Should the Transfer Agent fail to meet this objective (except for delays resulting from disruptions in the Federal Reserve payment system) it would result in a miscellaneous credit to total fees billed to the Trust each month. Using its Fed Wire report, the Transfer Agent will multiply the number of late or incorrect wires by the fee credit below. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Trust against the fees to be paid hereunder.

Fee Credits and Explanatory Letter:

Per late or incorrect wire: Transfer Agent's wire transfer charge plus reimbursement for unjust enrichment, calculated based upon the effective Federal Trusts rate for the month or the current yield of the Trust, if an income fund, which ever is higher, paid to the affected client upon claim. In addition, a senior employee of the Transfer Agent will, promptly after the discovery of a late or incorrect wire, send a letter to the affected client explaining and apologizing for such error.

Termination:

The Trust shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent does not send at least 99.9% of the Fed Wires by the fifth business day after month-end for three consecutive months.

8.   Accuracy and Timeliness of Management Files

Service Description:

The Transfer Agent will produce and transmit the following weekly and monthly management files and corresponding reconciliation report to Dreyfus: (a) a weekly file of new accounts, (b) a weekly file by fund listing all accounts by List, Pack & Promotion (LPP) Code, and (c) a monthly (or weekly at the Trust's option) file listing all accounts by fund. The Transfer Agent will provide the Trusts with a report indicating the date on which these files were transmitted.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that accurate weekly files are transmitted by the first calendar day following the file cut-off date (the last business day of the week), and accurate monthly files are transmitted by the second calendar day following the file cut-off date (month-end).

Method of Calculation:

Failure to meet this objective will result in a credit to total Per-Account Fees billed to the Trusts for the month. The Transfer Agent will add the number of business days past cut-off date separately for late weekly tapes and late monthly tapes. Those numbers would be compared to the schedules below to determine the total percentage credit to Per-Account Fees billed to the Trusts for the month. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Trust against the fees to be paid hereunder.

Fee Credits:

Calendar Days Past Weekly
Tape Cut-Off Date            % Credit to Per-Account Fees
        2                                .04%
        3                                .16%
        4                                .36%
        5                                .64%
        6 or more                       1.00%
Calendar Days Past Monthly

Tape Cut-Off Date            % Credit to Per-Account Fees
        3                                .04%
        4                                .16%
        5                                .36%
        6                                .64%
        7 or more                       1.00%

Termination:

The Trust shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent fails to deliver accurate weekly tapes by the sixth calendar day after tape cut-off date and monthly tapes by the seventh calendar day after tape cut-off for two consecutive months.

9.   Annual Disaster Recovery Tests

Service Description:

At least once per calendar year the Transfer Agent will test its data center operations recovery procedures and transfer agency operations recovery procedures.

Transfer Agent's Objective:

The Transfer Agent's objective in the data center recovery test is to demonstrate its ability to duplicate its data processing services upon transfer of its application software programs to the data center backup facility. The data center recovery test will consist of the Transfer Agent processing 100% of an average day's data processing volume from the backup facility, and a data communications test sufficient to demonstrate the ability to provide access from the data center backup facility to all production network sites, including remote access of the MAS system by Rite/Lion users.

The Transfer Agent's objective in the transfer agency operations recovery test will be to demonstrate its ability to perform the transfer agency services (as summarized in Appendix C) to the standards described in Appendix D from its operations backup facility. The transfer agency operations recovery test will consist of preparation of at least 50% of the backup facility for normal daily operations including voice and data communication links, and transfer of at least 20% of the transfer agency operation's staff to the facility. The transferred staff will simulate the processing of 20% of an average day's transaction volume based on the activity levels of the preceding six months transaction volumes. If the test is not able to be successfully performed, the Transfer Agent will re-run the test within the same calendar year, unless the Trust agrees in writing to accept the results of the unsuccessful test, in which event the fee credit and termination provisions below will be waived.

Method of Calculation:

Should the Transfer Agent fail to perform either of the tests described above successfully by December 31 of each year it will result in a credit to the monthly per account fees of the Trust equal to .4% of the aggregate of the per account fees for the year in which the tests were not successfully performed.

Termination:

If the tests are not performed within the prescribed time period the Trust shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

                                   APPENDIX E
                            CASH MANAGEMENT SERVICES

This Appendix describes the responsibilities of the cash management provider ("CMP"), and conversely the responsibilities of the Transfer Agent in working with the CMP. CMP must establish and maintain all necessary manual and automated interfaces as described herein with the Transfer agent to provide accurate and timely delivery of these services. The Transfer Agent's duties under this Agreement will include establishing and maintaining all necessary corresponding manual and automated interfaces with the CMP. All verbal and written instructions required by the CMP will be provided by the Transfer Agent on behalf of the Trust. This will include verbal or written instructions, as appropriate, to the CMP to transfer money between Trust Accounts (including custody) necessitated by the cash management activities described herein.

     I.  ACCOUNT MAINTENANCE -   Establish and maintain separate demand deposit
                                 bank Accounts (as defined in Exhibit 1) for each Trust.
     II. INVESTMENT BY CHECK

     o CMP will endorse and microfilm all checks received and process all items daily, and send to Transfer Agent a transmission at a time mutually agreed to by the Transfer Agent, CMP and the Trust, which will include for each transaction security code, account number, ABA routing number, microfilm reference number, and investment amount with a Blocking Indicator of the investment type at Trust's direction. Transmitted file should be retained by CMP for 30 days.

               Blocking Indicators
               -  immediate; no hold
               -  immediate; hold
               -  one day delay; no hold
               -  one day delay; hold
               - other blocking indicators which may be subsequently determined by the Trust

     A)   Drop Box Processing

     o Collect investment envelopes from present drop box locations (see list attached for present locations) and such other locations, as mutually agreed upon by the parties, at a minimum twice daily. Process all checks, together with Optical Character Recognition ("OCR") remittance stubs, as further defined under III B) and III C) below, in accordance with the Trust's Prospectus.

     B)   OCR - Lock Box (Payment Processing)

     o Pick up mail addressed to P.O. Boxes identified by the Trust three times daily at a minimum. Two of these pick-ups take place in the morning with one additional pick-up in the afternoon.

     o Verify that the Trust security code identified from the OCR stub compares to the payee of the checks or a generic alternative (e.g. "Dreyfus"). If they do not compare, stub and check will be indexed on same day to Transfer Agent for further processing. The original will be delivered to Transfer Agent by overnight delivery.

     o Process payment transactions by reading optical character recognition, information printed on remittance document.

     o Retain and file remittance stubs, and microfilm investment checks and supporting documentation daily, in a form not commingled with other funds. At the Trust's option, promptly provide copies of microfilm to the Transfer Agent.

     o Since investments are being placed into securities with fluctuating prices, CMP will be responsible for reimbursement of customer losses caused by CMP's actions that result in incorrect investments due to errors or delays.

     C)   Special Handling Items

     o In the absence of an accurate and complete remittance stub, CMP will create a substitute stub if the investor's security code and account number is written on the check or an accompanying document.

     o Multiple checks with one remittance will be processed. Each check hold period governs the investment date.

     o One check with split remittance will be processed provided amounts are stated and they prove.

     o Checks drawn on foreign banks in U.S. dollars - send for collection; checks drawn on foreign banks in foreign currencies - return to drawer.

     o Stub with no remittance amount - The payment will be processed based on the amount of the check.

     o Improperly printed stubs - If an account number and security code are legible, a substitute remittance stub will be created.

     o Correspondence accompanying any investment - Correspondence shall be noted with customer's account number with an indication of "Payment In Process" and forwarded to the Transfer Agent.

     o Out of proof checks with multiple stubs remittances not equal to checks - Forward to Transfer Agent.

     D)   Return Items

     o The appropriate Account will be debited on date of receipt. CMP will fax a returned items log and copies of checks to Transfer Agent, indicate account number and security code (if available), amount, and microfilm reference number for each item on the day these items are presented. Forward returned item to Transfer Agent for overnight delivery.

     III. STOP PAYMENTS

     o Accept oral or written stop payment requests on checks or drafts issued by the Trust or Trust shareholders, and maintain appropriate stop payment files and capabilities in accordance with current regulations and banking practices, and according to the Trust's Prospectus.

     o Return stop paid redemption drafts and checks to the presenting financial institution in accordance with prevailing return check procedures, unless advised otherwise in writing by the Trust.

     IV.  INCOMING FED WIRES

     o CMP will provide daily a detailed report of all items received, including security code and account number, on request.

     o CMP will provide on-line notification of all incoming and outgoing Fed Trust wires to Transfer Agent which will include security code and account number of investor. These monies will be credited to the correct Account on day of receipt.

     o Incoming wires not properly identified by a specific Trust Code and Account Number but that do reference Dreyfus will be credited by the CMP to a Dreyfus Federal Reserve Wire Omnibus DDA account that the CMP maintains for Dreyfus. These items will be reviewed by Transfer Agent for ultimate disposition.

     V.   OUTGOING FED WIRES

     o Transfer agent will electronically transmit wire instructions to CMP throughout the day.

     o The first transmission will take place at approximately 10 a.m. CMP will make every effort to send all of these wires by 12:30 p.m., New York time.

     o The second transmission will take place at approximately 1 p.m. CMP will make every effort to send these wires by 2:30 p.m., New York time.

     o The Transfer Agent will have the ability to send manual wires directly to CMP's funds transfer department throughout the day on exception items.

     VI.  LIQUIDATION BY CHECK

     o CMP will honor liquidation checks drawn on the Trust's Account as issued by Transfer Agent.

     o Transfer Agent will transmit an automated checks issued file to CMP daily, weekly or monthly at the Trust's direction.

     o CMP will provide Transfer Agent with full or partial reconciliation and on-line inquiry capability with daily transmissions for updates on paid items, at the Trust's direction.

     o CMP will provide the Transfer Agent with the daily transmissions for updates on paid items.

     VII. ACH PROCESSING

     A)   Pre-Notifications

     o CMP will receive daily from Transfer Agent pre-notifications in ACH format to be forwarded pursuant to ACH processing guidelines.

     B)   ACH Credits Initiated by other Financial Institutions ("Direct
          Deposit")

     o Credits would be received by CMP and electronically transmitted to Transfer Agent as received. The Account for the respective funds will be credited with funds on settlement date by CMP.

     C)   ACH Credit Initiated by CMP (Shareholder Liquidations)

     o    Transfer Agent will transmit a properly formatted file to CMP.

     o CMP will include the transactions in the transmission for evening window to assure the funds will be received on the following banking day.

     o    CMP will debit the appropriate Account on projected settlement date.

     D)   ACH Debits Initiated by CMP (Shareholder Purchase)

     o CMP will receive a transmission from Transfer Agent in ACH format to debit the customer's bank account pursuant to ACH settlement guidelines.

     o    The Trust's Account will be credited on settlement date.

     E)   ACH Return Items

     o ACH return items will be received by CMP and transmitted to Transfer Agent on day of receipt. CMP will debit/credit the appropriate DDA Account on return date.

     VIII. ELECTRONIC BANKING SERVICES

     o The CMP will provide a comprehensive package of fully automated information reporting and transaction services. The system will support balance reporting and time critical information on a same day basis in order to maximize the use of cash resources while expediting the accurate posting to internal records. A terminal and/or personal computer may be utilized by the Transfer Agent to access the respective file.

          The system will offer prior day and same day reporting modules, including summary and transaction detail reports for both paper-based and electronic transfers.

     o Provide all paid check information daily via magnetic tape or electronic transmission for update of payables.

          Balance Reporting

     o Summary Report will provide prior day balance and information on total credits and total debits by type of transaction.

     o Detail Report will provide information on the individual debits and credits in descending order of dollar amounts.

          Dynamic Information Reporting

     o CMP will provide access to an on-line, real time service in order to monitor intra-day balance information. The detail report should provide selected key information about each wire transfer, debit and credit, as they are processed. The service will be available daily from 7 a.m. to 10 p.m., New York time.

          Automatic Advice

     o The full text on all incoming and outgoing wire transfers will be required through on-line notification advice for each transaction through a dedicated and self-activating high speed terminal printer located at TA's office.

          Item Status Report

     o This report shows current status of wire transfer payments sent through CMP's Money Transfer System. This is utilized to confirm executed payment orders and obtaining their wire transfer sequence codes. Three business days of funds' transfer history should also be provided.

          Direct Customer Inquiry

     o This service provides direct on-line access to a history file to retrieve the detail of incoming and outgoing wire transfers that occurred during the current three months. Different search criteria may be used, i.e. - Transaction Reference Number, Account/Amount/Date, etc.

          Account Reconciliation Plan Inquiry

     o ARP Inquiry will allow Transfer Agent to access CMP's reconciliation data files (current/history) to determine the status of a check and to place a stop payment directly on-line. When a stop payment has been accepted, the system will respond with a confirmation number.

          The following morning, the system may be accessed for a consolidated report of the prior day's stop payments.

          Electronic Trusts Transfer Inquiry

     o Transfer Agent can obtain same day confirmation of incoming debits and credits processed through the National Automated Clearing House Association (NACHA). A full description of each transaction including addenda records is available.

          Early access to this information enhances control over the current cash flow position.

                                   APPENDIX F

                   Software Request Administration Procedures

                           I. Software Request Process

1. The requestor completes the Software Request Form, outlining the request, and indicating if the request should be considered a priority. The requestor must obtain the proper authorized signatory from his/her department. The form is then sent to Dreyfus Project Management. The following information must be supplied on the form:

          Requestor information - name, department, phone/fax number, date of request

          Short name for the request

          Description of the change requested

          Purpose and benefit of the request

          Justification - Why this change is being requested; to enhance service, quality, cost effectiveness, or if it is an operational necessity or a legal requirement

          Number of Trusts and/or shareholders affected

          Amount of manual effort saved due to this enhancement

          Potential liability

          Impacts:

               - to quality/customer service
               - to quality/customer service
               - on business existing accounts, ability to
                 attract new accounts
               - to clients
               - on tax reporting
               - to month end/quarter end/year end reporting
               - financial impact

          On-line systems requirements - any on-line changes that need to be made for the enhancement

          Reporting requirements - changes to existing reports or new reports which must be created as a result of the request

          Software interfaces that may be affected by the request

          Special considerations or exceptions to the request

          For minor changes or enhancements, the Software request form serves as the business requirements document for the request. For large enhancements or changes, the requestor drafts a business requirements document to accompany the Software Request Form. The business requirements document provides a detailed description of all aspects of the enhancement, including mock ups of reports required, new forms to be designed, or new on-line screens to be developed.

          The current  authorized  signatories for software requests are:

          Retail Servicing                  -   Irene Pappas

                                            -   Anne Dyer

          Institutional Servicing           -   Jeanne Butler
                                            -   Matthew Perone

          Dreyfus Group
          Retirement Plans                  -   Thomas Orlando
                                            -   Laura Larkin

          Information Systems               -   Prasanna Dhore

          Fund Accounting                   -   James Windels

          Transfer Agency Administration/
          Project Management                -   Patrick Synan

          Corporate Accounting              -   William Maresca

          Legal                             -   Mark N. Jacobs

          Marketing                         -   Noreen Ross

          Financial Centers                 -   Anne Dyer

          Standish Mellon                   -   Denise Kneeland


2. Project Management circulates the request to any other business area that might be affected by the programming request in order to determine if these areas have a business interest in the request or have a similar request being developed in one of these areas. Dreyfus Project Management will verify whether functionality already exists for this request and/or identify possible alternatives to the request, if appropriate.

3. Project Management sends the request to the Transfer Agent's Client Services department via fax or overnight mail (depending on the immediacy of the request). The original request is held on file at the Transfer Agent. A copy of each referral is kept on file in the Project Management area.

4. The Transfer Agent's Client Services department assigns a referral number to the request and forwards it to the Transfer Agent's Systems department for time and cost estimates.

5. The Transfer Agent's Systems department forwards the time and cost estimates to Project Management. Project Management reviews the estimates and forwards them to the requesting department. Project Management and the requesting department jointly decide if the request should be considered a priority item.

6. If the request is deemed a priority and a Dreyfus-dedicated programming resource is available, the Transfer Agent's Systems Manager assigns the request to a programmer. If a programming resource is not available, Dreyfus Project Management is notified.

     The Transfer Agent will provide Project Management with information on how other prioritized requests will be impacted by the new request. Based on this information, Project Management then decides how to proceed with the new request (i.e., to reprioritize existing requests to make resources available for the new request or assign a lower priority to the new request which would then be worked on when resources become available).

     When there are several priority items and resources are not available to work on each request, Project Management will meet with the department heads whose areas have submitted the outstanding priority requests in order to determine which referral or referrals must be worked on first.

7. When a resource is assigned to a particular request, he/she contacts the requestor if further information is needed to proceed with the assignment.

8. The Transfer Agent prepares a functional design document based on the business requirements submitted and any meetings that may have been held to discuss issues related to the request.

9. Requestors are asked to review and approve the functional design before the Transfer Agent begins programming.

10. The Dreyfus requestor will be asked to participate in the testing of a request. During testing, Dreyfus and Transfer Agent personnel will identify any deficiencies that must be corrected prior to sign-off at completion and prior to installation of the new code or program into the production region.

11. When Dreyfus and the Transfer Agent agree that testing was successful, Dreyfus provides sign-off and the request is put into the production region.

                 II. Software Request Status Reporting/Resources

The Transfer Agent's Client Services tracks the Dreyfus software requests and distributes a bi-weekly report to Dreyfus and Transfer Agent representatives.

The bi-weekly report lists the following:

          Requests to be completed within the next 3 months

          Remaining requests - Priority requests currently being worked on that will not be completed in 3 months

          Non-priority requests

          Adhoc requests - one time requests for specific information sorted in a specified report format. These requests do not require a permanent change or enhancement to any software or system, but more often address the need for a one time, special report. (See Adhoc Request Procedures)

          Completed requests

          LION requests - enhancements to the LION System, a remote entry system used by broker/dealers for on-line trading

The report lists the following for each request:

          Referral number
          Type of request
          Description
          Project contacts
          Impacts
          Phases - (business requirements, functional design, test plan, print mail impact, if applicable, coding and testing, acceptance testing, files to OTI, output date and production date)

A Dreyfus Systems Map is also distributed by the Transfer Agent's Systems department. The map lists all of Dreyfus's prioritized requests for the year and the amount of resources assigned to each request for each month.

Requests to correct an existing system problem or requests that are determined by Dreyfus Senior Management to be critical enhancements are assigned the highest priority. Dreyfus Project Management and the requestors meet separately, if necessary, to discuss prioritization of specific referrals.

Dreyfus Project Management and representatives from interested Dreyfus departments meet with the Transfer Agent monthly to discuss progress on all requests, the prioritization of new requests, any other outstanding issues, and resource allocation.

                          III. Adhoc Request Procedures

Adhoc requests - one time requests for specific information sorted in a specified report format. These requests do not require a permanent change or enhancement to any software or system, but more often address the need for a one time, special report.

1. The requestor submits a memo (by fax or interoffice mail), to Dreyfus Project Management.

     The requestor must specify the following information:

     Select: The requestor lists all Trusts, accounts, transfer agency system fields or other data to be searched for the report.

     Sort: The requestor specifies how the report should be formatted, that is, how the data on the report should be segregated. Any number of sorts may be requested within one request. (Example: Retail vs. Institutional, Tax I.D. Number, Trust code order)

     Print: The requestor lists all of the information that must be printed on the report.

     Delivery: The requestor specifies how the report should be delivered upon completion. (Mail, fax, remote printer on-site at Dreyfus or diskette)

2. Project Management reviews adhoc requests and, if necessary, contacts the requestor to discuss and clarify any unclear issues. Project Management will first determine if this information is readily available from an internal source, and if so, notify the requestor.

3. Project Management faxes adhoc requests to a designated Transfer Agent representative.

4. The request is assigned to a Dreyfus dedicated programmer at the Transfer Agent.

5. Adhoc requests are usually completed within 48 hours of the time the request is received at the Transfer Agent. However, Dreyfus and the Transfer Agent acknowledge that if the number of adhoc requests submitted is heavy over a short period of time, the 48 hour timeframe may not be met.

6. Once completed, the Transfer Agent sends the requested adhoc to the destination specified in the request, either directly to the requestor or to Dreyfus Project Management.

                                   APPENDIX G

                              OUT-OF-POCKET CHARGES

The cost of providing all services under this agreement other than those indicated below is included in the per account fees.

1.   Postage for All Mailings

2.   Proxy
     Initial Mailing
     Tabulation and Follow-up

3.   Special Forms (Statements, Confirms, Checks)

4.   Envelopes and the Materials to be inserted for Trust Mailings

5. Telephone (Voice) Charges - for Customer Service/Transactions - External Line Charges Only

6.   External Data Lines, Value added Networks (i.e. Tymnet)

7.   Hardware at Dreyfus locations (Terminals, Printers, Modems, etc.)

8.   Courier Service/Shipping, Certified Mail, Insurance on Mailed Items

9.   Duplicating for Special Projects (i.e. User Manuals)

10.  Stationery for Trust Correspondence

11. All copies of Microfilm or Fiche (i.e. Duplicate cc for Dreyfus internal use, or selected Dealer Statements)

12.  Printing of Confirms and Statements, and Checks, Inserts and Letters

13. Mailing - Inserting, Bursting, Decollating & Mailing of Confirms, Statements, Tax Reporting, Regular Trust Mailings and Checks

14.  Fees to Maintain P.O. Boxes

15.  Outside Vendor Translation Charges for Shareholder Correspondence Inquiries

16.  Western Union Charges

17.  Transaction charges as billed by NSCC

18. Other Charges or Out-of-Pocket Expenses Applicable to Special Projects, as Agreed to in Advance by the Parties

                                   APPENDIX H

                     DELEGATED ANTI-MONEY LAUNDERING DUTIES

                             Date: February 23, 2004

     With respect to the ownership of shares in the Trust for which the Transfer Agent maintains the applicable shareholder information pursuant to this Agreement, the Transfer Agent (or DST and/or BFDS to the extent such duties are delegated to them) shall:

     o Submit all new accounts, registration maintenance transactions, and existing accounts through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases of trade restricted individuals, entities or countries as may be required from time to time by applicable regulatory authorities; block accounts and files reports with OFAC as required under OFAC-administered regulations.

     o Review redemption transactions that occur within thirty (30) days of account establishment or maintenance, including a change to standing banking instructions.

     o Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent.

     o Review accounts with small balances that have large purchases at dollar thresholds mutually agreed upon by the Trust and the Transfer Agent.

     o Review accounts with frequent activity within a date range specified by the Trust followed by a large redemption at dollar thresholds mutually agreed upon by the Trust and the Transfer Agent.

     o On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Trust, or within the Trust and other mutual funds for which the Transfer Agent acts as transfer agent, to determine if activity on any given day for that TIN exceeded the dollar threshold specified by the Trust.

     o Compare all new accounts and registration maintenance transactions through a database of known offenders ; notify the Trust of any match.

     o Monitor and track cash equivalents under $10,000 for a rolling twelve-month period; file IRS Form 8300 and issue the shareholder notices required by the IRS.

     o Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Trust with a copy of the SAR within a reasonable time after filing; notify the Trust if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

     o Compare account information to any FinCEN request received by the Trust and provided to the Transfer Agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Trust with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames.

     o Follow the Trust's Customer Identification Program ("CIP"), including any amendments thereto as mutually agreed upon by the Trust and the Transfer Agent,as provided to the Transfer Agent, to (i) verify the identity of any person seeking to open an account with the Trust, (ii) maintain records of the information used to verify the person's identity and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Trust by any government agency.

     o Provide to the Trust, at least annually, either (i) a SAS 70 Report for DST or BFDS covering their respective anti-money laundering responsibilities hereunder to the extent such responsibilities have been delegated by the Transfer Agent to them, or, (ii) a separate written attestation report issued by either DST's or BFDS' certified public accountants covering their respective anti-money laundering responsibilities hereunder to the extent such responsibilities have been delegated by the Transfer Agent to them.

In the event that the Transfer Agent detects activity as a result of the foregoing procedures which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report, or notice to OFAC or other regulatory agency, then the Transfer Agent shall also immediately notify the Trust, unless prohibited by applicable law.

                                      H-2